Exhibit 10.08

EXECUTION COPY

REVOLVING CREDIT AGREEMENT
Dated as of January 25, 2008

among

SANFORD C. BERNSTEIN & CO., LLC,
as Borrower,

ALLIANCEBERNSTEIN L. P.,
as US Guarantor,

CITIBANK, N.A.,
as Administrative Agent,

CITIGROUP GLOBAL MARKETS INC.,
as Arranger,

JPMORGAN CHASE BANK, N.A.
and

BANK OF AMERICA, N.A.,
as Co-Syndication Agents,

HSBC BANK USA, NATIONAL ASSOCIATION
as Documentation Agent,

and

THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
ON THE SIGNATURE PAGES HEREOF AS “BANKS”

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Page

5.	REPRESENTATIONS AND WARRANTIES.		30

	5.1	Corporate Authority	30

	5.2	Governmental Approvals	31

	5.3	Liens; Leases	31

	5.4	Financial Statements	31

	5.5	No Material Changes, Etc.	32

	5.6	Permits	32

	5.7	Litigation	32

	5.8	Material Contracts	32

	5.9	Compliance with Other Instruments, Laws, Etc.	33

	5.10	Tax Status	33

	5.11	No Event of Default	33

	5.12	Investment Company Act	33

	5.13	Insurance	33

	5.14	Certain Transactions	33

	5.15	Employee Benefit Plans	34

	5.16	Use of Proceeds	34

	5.17	Environmental Compliance	34

	5.18	Funded Debt	35

	5.19	General	35

6.	AFFIRMATIVE COVENANTS OF THE US LOAN PARTIES.		35

	6.1	Punctual Payment	35

	6.2	Maintenance of Office	35

	6.3	Records and Accounts	36

	6.4	Financial Statements, Certificates, and Information	36

	6.5	Notices	38

	6.6	Existence; Business; Properties	39

	6.7	Insurance	40

	6.8	Taxes	40

	6.9	Inspection of Properties and Books, Etc.	41

	6.10	Compliance with Government Mandates, Contracts, and Permits	41

	6.11	Use of Proceeds	41

	6.12	Certain Changes in Accounting Principles	42

	6.13	Broker-Dealer Subsidiaries	42

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Page

7.	CERTAIN NEGATIVE COVENANTS OF THE US GUARANTOR.		43

	7.1	Disposition of Assets	43

	7.2	Fundamental Changes	43

	7.3	Restrictions on Liens	44

	7.4	Restrictions on Investments	46

	7.5	Restrictions on Funded Debt	46

	7.6	Distributions	46

	7.7	Transactions with Affiliates	47

	7.8	Fiscal Year	47

	7.9	Compliance with Environmental Laws	47

	7.10	Employee Benefit Plans	47

	7.11	Amendments to Certain Documents	48

8.	FINANCIAL COVENANTS OF THE US GUARANTOR.		48

	8.1	Consolidated Leverage Ratio	48

	8.2	Minimum Consolidated Net Worth	48

	8.3	Miscellaneous	48

9.	CLOSING CONDITIONS.		48

	9.1	Financial Statements and Material Changes	48

	9.2	Loan Documents	48

	9.3	Certified Copies of Charter Documents	49

	9.4	Partnership, Corporate and Company Action	49

	9.5	Consents	49

	9.6	Opinions of Counsel	49

	9.7	Proceedings	49

	9.8	Incumbency Certificate	49

	9.9	Fees	49

	9.10	Representations and Warranties True; No Defaults	50

	9.11	Determinations under Section 9	50

10.	CONDITIONS TO ALL BORROWINGS.		50

	10.1	No Default	50

	10.2	Representations True	50

	10.3	Loan Request	50

	10.4	Payment of Fees	50

	10.5	No Legal Impediment	50

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Page

11.	EVENTS OF DEFAULT; ACCELERATION; ETC.		51

	11.1	Events of Default and Acceleration	51

	11.2	Termination of Commitments	54

	11.3	Application of Monies	54

12.	SETOFF		54

13.	THE ADMINISTRATIVE AGENT		55

	13.2	Other Agents; Arrangers and Managers	60

	13.3	Payments	60

	13.4	Holders of Notes	61

	13.5	Payments by Borrower; Presumptions by Administrative Agent	61

14.	GUARANTY		61

	14.1	Guaranty	61

	14.2	Guaranty Absolute	62

	14.3	Waivers and Acknowledgments	63

	14.4	Subrogation	63

	14.5	Subordination	64

	14.6	Continuing Guaranty; Assignments	65

15.	EXPENSES		65

16.	INDEMNIFICATION		66

17.	SURVIVAL OF COVENANTS, ETC.		66

18.	ASSIGNMENT AND PARTICIPATION.		67

	18.1	Assignments and Participations	67

	18.2	New Notes	69

	18.3	Disclosure	70

	18.4	Assignee or Participant Affiliated with any Loan Party	70

	18.5	Miscellaneous Assignment Provisions	70

	18.6	SPC Provision	70

19.	NOTICES, ETC.		71

	19.1	Notices	71

	19.2	Electronic Notices	72

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Page

20.	CONFIDENTIALITY	72

21.	GOVERNING LAW	73

22.	HEADINGS	73

23.	COUNTERPARTS	73

24.	ENTIRE AGREEMENT, ETC.	73

25.	WAIVER OF JURY TRIAL	74

26.	CONSENTS, AMENDMENTS, WAIVERS, ETC.	74

27.	NO WAIVER; CUMULATIVE REMEDIES	75

28.	SEVERABILITY	75

29.	USA PATRIOT Act Notice	75

Schedules

Schedule 1	-	Banks and Commitments
Schedule 2	-	Broker-Dealer Subsidiaries
Schedule 5.2	-	Governmental Approvals
Schedule 5.18	-	Funded Debt
Schedule 7.3	-	Certain Permitted Liens
Schedule 7.4	-	Certain Investments

Exhibits

Exhibit A	-	Form of Note
Exhibit B	-	Form of Revolving Credit Loan Request
Exhibit C	-	Form of Confirmation of Revolving Credit Loan Request
Exhibit D	-	Form of Conversion Request
Exhibit E	-	Form of Confirmation of Conversion Request
Exhibit F	-	Form of Swing Loan Advance Request
Exhibit G	-	Form of Confirmation of Swing Loan Advance Request
Exhibit H	-	Form of Compliance Certificate
Exhibit I	-	Opinion Letter
Exhibit J	-	Form of Assignment and Acceptance
Exhibit K	-	Form of Supplement

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REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, dated as of January 25, 2008 (this “Credit Agreement”), by and among SANFORD C. BERNSTEIN & CO., LLC, a Delaware limited liability company (together with its permitted successors, the “Borrower”), ALLIANCEBERNSTEIN L.P., a Delaware limited partnership (together with its permitted successors, the “US Guarantor”), the financial institutions from time to time party hereto (collectively, the “Banks”), and CITIBANK, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”);

W I T N E S S E T H:

WHEREAS, the Borrower desires to obtain from the Banks certain credit facilities as described in this Credit Agreement to fund the Borrower’s obligations resulting from engaging in certain securities trading and custody activities;

WHEREAS, the Banks are willing to provide such credit facilities to the Borrower upon the terms and conditions set forth in this Credit Agreement; and

WHEREAS, the Administrative Agent is willing to act as administrative agent, for the Banks in connection with such credit facilities as provided in this Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth hereinbelow, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto do hereby agree as follows:

1.             DEFINITIONS AND RULES OF INTERPRETATION.

1.1           Definitions.  The following terms shall have the meanings set forth in this Section 1.1 or elsewhere in the provisions of this Credit Agreement referred to below:

Accounting Change.  As defined in Section 6.12.

Accounting Notice.  As defined in Section 6.12.

Acquisition.  As defined in Section 7.2.

Administrative Agent.  Citibank, acting as administrative agent for the Banks, or any successor Administrative Agent appointed pursuant to Section 13.1.6.

Administrative Agent’s Office.  The Administrative Agent’s operational office located at Two Penns Way, New Castle, Delaware 19720, or at such other location as the Administrative Agent may designate in a written notice to the other parties hereto from time to time.

Affected Computation.  As defined in Section 6.12.

Affiliate.  As defined under Rule 144 (a) under the Securities Act of 1933, as amended, but, in the case of any Loan Party, not including any Subsidiary or any investment fund which is managed or advised by such Loan Party.

Agent-Related Person.  The Administrative Agent, together with its Affiliates (including, in the case of Citibank, in its capacity as the Administrative Agent, and Citigroup Global Markets Inc.), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

Alliance Distributors.  AllianceBernstein Investments, Inc., a Delaware corporation, or any successor thereto as the primary distributor of securities of investment companies sponsored by the US Guarantor or its Subsidiaries.

Alternate Base Rate.  A simple interest rate equal to the higher of (a) the Federal Funds Rate Basis plus one-half of one percent (0.50%) or (b) the Prime Rate.  The Alternate Base Rate shall be adjusted automatically as of the opening of business as of the effective date of each change in the Federal Funds Rate Basis or the Prime Rate, as the case may be, to account for such change.

Alternate Base Rate Loan.  A Loan which bears interest at the Alternate Base Rate.

Applicable Lending Office.  With respect to each Bank, such Bank’s Domestic Lending Office in the case of a Federal Funds Rate Loan, Alternate Base Rate Loan or Swing Loan and such Bank’s LIBOR Lending Office in the case of a LIBOR Loan.

Applicable Margin.  0.15% per annum.

Approved Fund.  Any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

Assignment and Acceptance.  an assignment and acceptance entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by Section 18.1), and accepted by the Administrative Agent, in substantially the form of Exhibit J or any other form approved by the Administrative Agent and the Borrower.

Attributable Indebtedness.  On any date with respect to any Person, in respect of any Synthetic Lease Obligation of such Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

AXA Default Notice.  As defined in Section 6.5.5.

AXA Group.  AXA, a société anonyme à directoir et conseil de surveillance organized under the laws of France, and its Subsidiaries.

AXA Guaranty.  The guaranty delivered by AXA, a société anonyme à directoir et conseil de surveillance organized under the laws of France, in accordance with Section 9.

AXA Guaranty Event of Default.  As defined in Section 3.2.3.

AXA Suspension Period.  As defined in Section 3.2.3.

Bankruptcy Law.  Any proceeding of the type referred to in Section 11.1(h) or (i) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

Banks.  As defined in the preamble hereto.

Borrower.  As defined in the preamble hereto.

Broker-Dealer Debt.  The obligations incurred or otherwise arising in connection with the Securities Trading Activities of any Broker-Dealer Subsidiary.

Broker-Dealer Subsidiaries.  The Subsidiaries listed on Schedule 2 attached hereto and each other Subsidiary that engages in activities of the type described in the definition of Securities Trading Activities and that is so designated by the US Guarantor in writing to the Administrative Agent; and “Broker-Dealer Subsidiary” means any one of such Broker-Dealer Subsidiaries.

Business.  With respect to any Person, the assets, properties, business, operations and condition (financial and otherwise) of such Person.

Business Day.  Any day on which banking institutions in New York, New York are open for the transaction of banking business and, in the case of LIBOR Loans, also a day which is a LIBOR Business Day.

Capitalized Leases.  Leases under which the US Guarantor or any of its Consolidated Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

CERCLA.  As defined in Section 5.17(a).

Change of Control.  (a) any issue, sale, or other disposition of Voting Equity Securities of the US Guarantor that results in any Person or group of Persons acting in concert (other than any of AXA Financial, Inc. and its Subsidiaries, and any member of the AXA Group) beneficially owning or controlling, directly or indirectly, more than eighty percent (80%) (by number of votes) of the Voting Equity Securities of the US Guarantor, (b) any issue, sale, or other disposition of Voting Equity Securities of the General Partner which results in any Person or group of Persons acting in concert (other than any of AXA Financial, Inc. and its Subsidiaries, and any member of the AXA Group) beneficially owning or controlling, directly or indirectly, more than fifty percent (50%) (by number of votes) of the Voting Equity Securities of the General Partner or (c) the consummation of any transaction which results in the Borrower ceasing to be a wholly-owned Subsidiary of the US Guarantor.

Change of Control Date.  Any date upon which a Change of Control occurs.

Citibank.  Citibank, N.A., a national banking association.

Closing Date.  The date, not later than January 25, 2008, on which each of the conditions set forth in Section 9 is satisfied or waived.

Code.  The Internal Revenue Code of 1986, as amended.

Commitment.  With respect to each Bank party hereto on the date hereof, its obligation to make Loans to the Borrower, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule 1 under the caption “Commitment” or opposite such caption in the Assignment and Acceptance pursuant to which such Bank becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero.

Commitment Percentage.  With respect to each Bank at any time, the percentage carried out to the ninth decimal place) of the Total Commitment represented by such Bank’s Commitment at such time.  If the Commitment of each Bank has been terminated in full pursuant to Section 2.5(a) or 11.1, or if the Commitments have expired, then the Commitment Percentage of each Bank shall be determined based on the Commitment Percentage of such Bank most recently in effect, after giving effect to any subsequent assignments.  The initial Commitment Percentage of each Bank is set forth opposite the name of such Bank on Schedule 1 or in the Assignment and Acceptance pursuant to which such Bank becomes a party hereto, as applicable.

Consolidated or consolidated.  Except as otherwise provided, with reference to any term defined herein, shall mean that term as applied to the accounts of the US Guarantor, the Consolidated Subsidiaries and the Excluded Funds consolidated in accordance with GAAP.

Consolidated Adjusted Cash Flow.  With respect to any fiscal period, the sum of (A) EBITDA for such fiscal period, plus (B) non-cash charges (other than charges for depreciation and amortization) for such fiscal period to the extent deducted in determining Consolidated Net Income (or Loss) for such period.

Consolidated Adjusted Funded Debt.  At any time, the aggregate outstanding principal amount of Funded Debt of the US Guarantor and the Consolidated Subsidiaries (whether owed by more than one of them jointly or by any of them singly) at such time determined on a consolidated basis and, except with respect to items (f) and (g) of the definition of Funded Debt, determined in accordance with GAAP.

Consolidated Leverage Ratio.  As of any date of determination, the ratio of (a) Consolidated Adjusted Funded Debt as of such date to (b) Consolidated Adjusted Cash Flow for the period of the four fiscal quarters most recently ended for which the US Guarantor has delivered financial statements.

Consolidated Net Income (or Loss).  The net income (or loss) of the US Guarantor and the Consolidated Subsidiaries, determined in accordance with GAAP, but excluding in any event:

(a)           any portion of the net earnings of any Subsidiary that, by virtue of a restriction or Lien binding on such Subsidiary under a Contract or Government Mandate, is unavailable for payment of dividends to the US Guarantor or any other Subsidiary;

(b)           earnings resulting from any reappraisal, revaluation, or write-up of assets; and

(c)           any reversal of any contingency reserve, except to the extent that such provision for such contingency reserve shall have been made from income arising during the period subsequent to December 31, 2006, through the end of the period for which Consolidated Net Income (or Loss) is then being determined, taken as one accounting period.

Consolidated Net Worth.  The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includible in the computations of Consolidated Net Worth, any subscriptions receivable with respect to Equity Securities of the US Guarantor or its Subsidiaries (with such adjustments as may be appropriate so as not to double count intercompany items).

Consolidated Subsidiaries.  At any point in time, the Subsidiaries of the US Guarantor (which, as provided in the definition of “Subsidiary” do not include the Excluded Funds) that are consolidated with the US Guarantor for financial reporting purposes with respect to the fiscal period of the US Guarantor in which such point in time occurs.

Consolidated Total Assets.  All assets of the US Guarantor determined on a consolidated basis (excluding the Excluded Funds) in accordance with GAAP.

Consolidated Total Liabilities.  All liabilities of the US Guarantor determined on a consolidated basis (excluding the Excluded Funds) in accordance with GAAP.

Contracts.  Contracts, agreements, mortgages, leases, bonds, promissory notes, debentures, guaranties, Capitalized Leases, indentures, pledges, powers of attorney, proxies, trusts, franchises, or other instruments or obligations.

Control Change Notice.  As defined in Section 6.5.4.

Conversion Request.  A notice given by the Borrower to the Administrative Agent of the Borrower’s election to convert or continue a Loan in accordance with Section 2.9.

Co-Syndication Agent.  JPMorgan Chase Bank, N.A. and Bank of America, N.A., acting as co-syndication agents.

Credit Agreement.  This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

Default.  Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Delinquent Bank.  As defined in Section 13.3.

Disposition.  As defined in Section 7.1.

Distribution.  With respect to any Entity, the declaration or payment (without duplication) of any dividend or distribution on or in respect of any Equity Securities of such Entity, other than dividends payable solely in Equity Securities of such Entity that are not required to be classified as liabilities on the balance sheet of such Entity under GAAP; the purchase, redemption, or other retirement of any Equity Securities of such Entity, directly or indirectly through a Subsidiary of such Entity or otherwise; or the return of capital by such Entity to the holders of its Equity Securities as such.

Documentation Agent.  HSBC Bank USA, National Association, acting as documentation agent.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Bank designated as such in Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a party hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Federal Funds Rate Loans or Alternate Base Rate Loans.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.9.

EBITDA.  The Consolidated Net Income (or Loss) for any period, plus provision for any income taxes, interest (whether paid or accrued, but without duplication of interest accrued for previous periods), depreciation, or amortization for such period, in each case to the extent deducted in determining such Consolidated Net Income (or Loss).

Effective Date.  As defined in Section 6.12(c).

Eligible Assignee.  Any of (a) a Bank, (b) an Affiliate of a Bank, (c) an Approved Fund, (d) a commercial bank or finance company organized under the laws of the United States, any State thereof, or the District of Columbia, and having total assets in excess of One Billion Dollars ($1,000,000,000); (e) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of One Billion Dollars ($1,000,000,000), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (f) the central bank of any country which is a member of the OECD.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the US Guarantor, the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Entity.  Any corporation, partnership, trust, unincorporated association, joint venture, limited liability company, or other legal or business entity.

Environmental Laws.  As defined in Section 5.17(a).

EPA.  As defined in Section 5.17(b).

Equity Securities.  With respect to any Entity, all equity securities of such Entity, including any (a) common or preferred stock, (b) limited or general partnership interests, (c) limited liability company member interests, (d) options, warrants, or other rights to purchase or acquire any equity security, or (e) securities convertible into any equity security.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate.  Any Person that is treated as a single employer together with the US Guarantor or the Borrower under §414 of the Code.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  As defined in Section 11.

Examining Authority.  The meaning set forth in Rule 15c3-1(c)(12) under the Securities Exchange Act of 1934, as amended.

Excluded Funds.  A collective reference to each investment company, investment fund or similar Entity that (i) is deemed not to be a “Subsidiary” of the US Guarantor by virtue of the definition of “Subsidiary,” but (ii) is required in accordance with the application of Financial Accounting Standards Board Interpretation No. 46-Revised, Accounting Research Bulletin 51 and related or successor accounting literature to be consolidated with the US Guarantor for financial reporting purposes.  The assets, liabilities, income (or losses), or activities or other attributes of any Excluded Fund, including without limitation, Funded Debt, Investments or Indebtedness of any Excluded Fund, shall not be attributed to the US Guarantor or any Subsidiary or Consolidated Subsidiary of the US Guarantor for purposes of this Credit Agreement as a result solely of the application of principles of consolidation applied in accordance with GAAP that require consolidation of Excluded Funds.

Excluded Taxes.  With respect to the Administrative Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (c) in the case of a Foreign Bank, any United States withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Bank’s failure or inability (other than as a result of a change in law) to comply with Section 4.11(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 4.11(a) and Section 6(a) of the AXA Guaranty.

Federal Funds Rate.  A simple interest rate equal to the sum of the Federal Funds Rate Basis plus the Applicable Margin.  The Federal Funds Rate shall be adjusted automatically as of the opening of business of the effective date of each change in the Federal Funds Rate Basis to account for such change.

Federal Funds Rate Basis.  For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate Basis for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate Basis for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Administrative Agent.

Federal Funds Rate Loan.  A Loan (other than an Alternate Base Rate Loan) which bears interest at the Federal Funds Rate.

Fee Letter.  That certain fee letter dated December 3, 2007 among the Borrower, Citibank, and Citigroup Global Markets Inc.

Foreign Bank.  Any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Fully Effective.  With respect to any Contract, that (a) such Contract is the legal, valid, and binding obligation of the US Guarantor or its Subsidiary, as the case may be, enforceable against such party according to its terms, and (b) if such Contract exists on or before the date of this Credit Agreement, such Contract shall remain in full force and effect notwithstanding the execution and delivery of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents.

Fund.  Any Person (other than an individual) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that the foregoing shall be disregarded for purposes of the definition of Excluded Funds.

Funded Debt.  With respect to the US Guarantor or any Consolidated Subsidiary, (a) all Indebtedness for money borrowed of such Person, (b) in respect of Capitalized Leases, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP, (c) all reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances, or similar facilities issued for the account of such Person, (d) Indebtedness in respect of the disposition of 12b-1 Fees, (e) all guarantees, endorsements, acceptances, and other contingent obligations of such Person, whether direct or indirect, in respect of Indebtedness for borrowed money of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness for borrowed money, or to assure the owner of Indebtedness for borrowed money against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, (f) net obligations of such Person under any Swap Contract in an amount equal to the Swap Termination Value thereof, and (g) Attributable Indebtedness of such Person.  Notwithstanding the foregoing, Funded Debt shall not include Broker-Dealer Debt.

GAAP.  Subject to Section 6.12, (a) when used in financial covenants set forth in Section 8, whether directly or indirectly through reference to a capitalized term used therein, (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on December 31, 2006, and (ii) to the extent consistent with such principles, the accounting practices of the US Guarantor reflected in its consolidated financial statements for the year ended on December 31, 2006, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the US Guarantor adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied, subject, in each case, to the application of accounting principles as of the date of implementation of, and with respect to, Financial Accounting Standards Board Interpretation No. 46-Revised.

General Partner.  (a) AllianceBernstein Corporation, a Delaware corporation, in its capacity as general partner of the US Guarantor and (b) any other Persons who satisfy the requirements for admitting general partners without causing a Default or an Event of Default as set forth in Section 11.1(n) and who are so admitted, each in its capacity as a general partner of the US Guarantor, and their respective successors.

Government Authority.  The United States of America or any state, district, territory, or possession thereof, any local government within the United States of America or any of its territories and possessions, any foreign government having appropriate jurisdiction or any province, territory, or possession thereof, or any court, tribunal, administrative or regulatory agency, taxing or revenue authority, central bank or banking regulatory agency, commission, or body of any of the foregoing.

Government Mandate.  With respect to (a) any Person, any statute, law, rule, regulation, code, or ordinance duly adopted by any Government Authority, any treaty or compact between two (2) or more Government Authorities, and any judgment, order, decree, ruling, finding, determination, or injunction of any Government Authority, in each such case that is, pursuant to appropriate jurisdiction, legally binding on such Person, any of its Subsidiaries or any of their respective properties, and (b) the Administrative Agent or any Bank, in addition to subsection (a) hereof, any policy, guideline, directive, or standard duly adopted by any Government Authority with respect to the regulation of banks, monetary policy, lending, investments, or other financial matters.

Granting Lender.  As defined in Section 18.6.

Guarantee.  As to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Funded Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Funded Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Funded Debt or other obligation of the payment or performance of such Funded Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Funded Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Funded Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Funded Debt or other obligation of any other Person, whether or not such Funded Debt or other obligation is assumed by such Person.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

Guaranteed Obligations: As defined in Section 14.1.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the US Guarantor, the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Hazardous Substances.  As defined in Section 5.17(b).

Indebtedness.  All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto in accordance with GAAP, including: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations in respect of hedging contracts, including, without limitation, interest rate and currency swaps, caps, collars and other financial derivative products; and (d) all guarantees, endorsements, and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.  Notwithstanding the foregoing, Indebtedness shall not include Broker-Dealer Debt.

Indemnified Liabilities.  As defined in Section 16.

Indemnified Taxes.  Taxes other than Excluded Taxes.

Interest Payment Date.  (a) As to any Federal Funds Rate Loan or Alternate Base Rate Loan, the second Business Day of each calendar quarter for the immediately preceding calendar quarter during all or a portion of which such Federal Funds Rate Loan or Alternate Base Rate Loan were Outstanding and the maturity of such Federal Funds Rate Loan or Alternate Base Rate Loan; (b) as to any LIBOR Loan, the last day of each Interest Period with respect to such LIBOR Loan, the maturity of such LIBOR Loan, and, if the Interest Period of such LIBOR Loan is longer than three (3) months, the date that is three (3) months from the first day of such Interest Period and the last day of each successive three (3) month period during such Interest Period and (c) as to any Swing Loan, the last day of the Interest Period specified pursuant to the Swing Loan requested by the Borrower.

Interest Period.  (a) With respect to any LIBOR Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of, as selected by the Borrower in a Loan Request, one (1) or two (2) weeks, or one (1), two (2), three (3), four (4), five (5), or six (6) months, if available in readily ascertainable markets; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)           if any Interest Period for a LIBOR Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

(B)           any Interest Period commencing prior to the Maturity Date that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

(b) With respect to each Swing Loan, the period specified by the Borrower from one (1) to seven (7) days pursuant to the Swing Loan Request.

Investment.  As to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office.  Initially, the office of each Bank designated as such in Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a party hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Loans.

LIBOR Loan.  A Loan which bears interest at the LIBOR Rate.

LIBOR Rate.  A simple per annum interest rate equal to the sum of (a) the quotient of (i) the LIBOR Rate Basis divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin.  The LIBOR Rate shall be rounded upward to four decimal places and shall apply to the applicable Interest Period, and, once determined, shall be subject to the provisions of this Credit Agreement and shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

LIBOR Rate Basis.  For any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the LIBOR Rate Basis for such Interest Period shall be the interest rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by the Banks and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

LIBOR Reserve Percentage.  The percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent that any Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time.  The LIBOR Rate for any LIBOR Loan shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

Lien.  Any lien, mortgage, security interest, pledge, charge, beneficial or equitable interest or right, hypothecation, collateral assignment, easement, or other encumbrance.

Loan Documents.  This Credit Agreement, any Notes, the AXA Guaranty and any instrument or document designated by the parties thereto as a “Loan Document” for purposes hereof.

Loan Parties.  The US Loan Parties and AXA, a société anonyme à directoir et conseil de surveillance organized under the laws of France.

Loan Request.  As defined in Section 2.8.

Loans.  Revolving Credit Loans, and the Swing Loans made or to be made by the Banks to the Borrower pursuant to Section 2.

Majority Banks.  The Banks whose aggregate Commitments constitute more than fifty percent (50%) of the Total Commitment or, if the Commitments have been terminated, the Banks whose Loans constitute more than fifty percent (50%) of the aggregate amount of the Loans.

Material Adverse Effect.  A material adverse effect on (a) the ability of any US Loan Party to enter into and to perform and observe its Obligations under the Loan Documents, or (b) the assets, properties, business, operations and condition (financial or otherwise) of the US Guarantor and its Subsidiaries taken as a whole.

Material Broker-Dealer Subsidiary.  Any Broker-Dealer Subsidiary that has total assets as of the date of determination equal to not less than five (5%) of the Consolidated Total Assets of the US Guarantor as set forth in the consolidated balance sheet of the US Guarantor (excluding the Excluded Funds) included in the most recent available annual or quarterly report of the US Guarantor.

Material Subsidiary.  Any Subsidiary of the US Guarantor or Alliance Distributors that, singly or together with any other such Subsidiaries then subject to one or more of the conditions described in Section 11.1(h), Section 11.1(i), or Section 11.1(m), either (a) at the date of determination owns Significant Assets, or (b) has total assets as of the date of determination equal to not less than five percent (5%) of the Consolidated Total Assets of the US Guarantor as set forth in the consolidated balance sheet of the US Guarantor (excluding the Excluded Funds) included in the most recent available annual or quarterly report of the US Guarantor.

Maturity Date.  January 25, 2011.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the US Guarantor, the Borrower or any ERISA Affiliate.

Net Capital Rule.  Rule 15c3-1 under the Securities Exchange Act of 1934, as amended.

1940 Act.  The Investment Company Act of 1940, as amended.

Notes.  Any Notes of the Borrower to the Banks in respect of the Borrower’s Obligations under this Credit Agreement of even date herewith, substantially in the form of Exhibit A, as amended, modified and renewed from time to time.

Obligations.  All indebtedness, obligations, and liabilities of any US Loan Party or any of its Subsidiaries to any of the Banks and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any thereof.

Other Taxes.  All present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

Participant.  As defined in Section 18.1(d).

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permits.  Permits, licenses, franchises, patents, copyrights, trademarks, trade names, approvals, clearances, and applications for or rights in respect of the foregoing of any Government Authority.

Permitted Liens.  Liens permitted by Section 7.3.

Person.  Any individual, Entity or Government Authority.

Prime Rate.  The rate of interest adopted by the Administrative Agent as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its “base rate”.  The “base rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.

Proceedings.  Any (a) actions at law, (b) suits in equity, (c) bankruptcy, insolvency, receivership, dissolution, or reorganization cases or proceedings, (d) administrative or regulatory hearings or other proceedings, (e) arbitration and mediation proceedings, (f) criminal prosecutions, (g) judgment levies, foreclosure proceedings, pre-judgment security procedures, or other enforcement actions, and (h) other litigation, actions, suits, and proceedings conducted by, before, or on behalf of any Government Authority.

RCRA.  As defined in Section 5.17(a).

Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by the US Guarantor or any of its Subsidiaries.

Record.  The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note or in this Credit Agreement.

Register.  As defined in Section 18.1(c).

Related Parties.  With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Reorganization and Reorganize.  As defined in Section 7.2.

Revolving Credit Loans.  Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2, but not including Swing Loans.

SARA.  As defined in Section 5.17(a).

Securities Trading Activities.  The activities in the ordinary course of business of a Broker-Dealer Subsidiary, including, without limitation, acting as a broker for clients and/or as a dealer in the purchase and sale of securities traded on exchanges or in the over-the-counter markets, entering into securities repurchase agreements and reverse repurchase agreements, securities lending and borrowing and securities clearing, either through agents or directly through clearing systems.

Significant Assets.  At the date of any sale, transfer, assignment, or other disposition of assets of the US Guarantor or any of its Subsidiaries (or as of the date of any Default or Event of Default), assets of the US Guarantor or any of its Subsidiaries (including Equity Securities of Subsidiaries of the US Guarantor) which generated thirty-three and one-third percent (33 1/3%) or more of the consolidated revenues of the US Guarantor during the four (4) fiscal quarters of the US Guarantor most recently ended (the “Measuring Period”), provided that assets of the US Guarantor or any of its Subsidiaries (including Equity Securities of Subsidiaries of the US Guarantor) which do not meet the definition of Significant Assets in the first part of this sentence shall nonetheless be deemed to be Significant Assets if such assets generated revenues for the Measuring Period that if subtracted from the consolidated revenues of the US Guarantor for the Measuring Period would result in consolidated revenues of the US Guarantor for the Measuring Period of less than $1,200,000,000.

SPC.  As defined in Section 18.6.

Subsidiary.  Any Entity (i) of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Equity Securities of such Entity, or (ii) that is consolidated with such Entity in accordance with Financial Accounting Standards Board Interpretation No. 46-Revised.  Notwithstanding the foregoing, the term “Subsidiary” shall not include any Entity that is an investment company, investment fund or similar Entity that is managed or advised by the US Guarantor or any Subsidiary of the US Guarantor and in which the US Guarantor’s or such Subsidiary’s ownership of Voting Equity Securities is a function of its role as manager or adviser (whether as general partner or otherwise) rather than its economic or beneficial interest in the entity.  Unless otherwise provided herein, any reference to a “Subsidiary” shall mean a Subsidiary of the US Guarantor.

Swap Contract.  A Swap Contract is:  (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Swap Termination Value.  In respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the US Guarantor based upon one or more mid-market or other readily available quotations provided by one or more recognized dealers in such Swap Contracts (which may include a Bank or any affiliate of a Bank).

Swing Loan.  Any Loans made to the Borrower by the Banks from time to time, which Loans shall be made in accordance with Section 2.8.2.

Swing Loan Rate.  A simple interest rate equal to the sum of the Federal Funds Rate Basis plus 0.50% per annum.  The Swing Loan Rate shall be adjusted automatically as of the opening of business of the effective date of each change in the Federal Funds Rate Basis to account for such change.

Swing Loan Request.  As defined in Section 2.8.2.

Synthetic Lease Obligation.  The monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease, where such transaction is considered borrowed money Indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto.

Termination Date.  The earlier of (a) the Maturity Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.5(a) or 11.1.

Total Commitment.  The sum of the Commitments of the Banks, as in effect from time to time.  As of the Closing Date the Total Commitment is $950,000,000.

12b-1 Fees.  All or any portion of (a) the compensation or fees paid, payable, or expected to be payable to the US Guarantor or any of its Subsidiaries for acting as the distributor of securities as permitted under Rule 12b-l under the 1940 Act, (b) the contingent deferred sales charges or redemption fees paid, payable, or expected to be paid to US Guarantor or any of its Subsidiaries, and (c) any right, title, or interest in or to any such compensation or fees.

Type.  As to any Loan, its nature as a Federal Funds Rate Loan, Alternate Base Rate Loan or LIBOR Loan, as the case may be.

Units.  Units representing assignments of beneficial ownership of limited partnership interests in the US Guarantor.

US Guarantor Control Change Notice.  As defined in Section 6.5.4.

US Guarantor Partnership Agreement.  The Amended and Restated Agreement of Limited Partnership of the US Guarantor, dated as of October 29, 1999, by and among the General Partner and those other Persons who became partners of the US Guarantor as provided therein, as such agreement has been amended and exists at the date of this Credit Agreement and may be amended or modified from time to time in compliance with the provisions of this Credit Agreement.

US Loan Parties.  The Borrower and the US Guarantor.

Voting Equity Securities.  Equity Securities of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the Entity that issued such Equity Securities.

1.2           Rules of Interpretation.

(a)           A reference to any Contract or other document shall include such Contract or other document as amended, modified, or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any Government Mandate includes any amendment or modification to such Government Mandate or any successor Government Mandate.

(d)           A reference to any Person includes its permitted successors and permitted assigns.  Without limiting the generality of the foregoing, a reference to any Bank shall include any Person that succeeds generally to its assets and liabilities.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP.

(f)           The words “include”, “includes”, and “including” are not limiting.

(g)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The State of New York, have the meanings assigned to them therein.

(h)           Reference to a particular “§”, Section, Schedule, or Exhibit refers to that Section, Schedule, or Exhibit of this Credit Agreement unless otherwise indicated.

(i)           The words “herein”, “hereof”, and “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

2.           THE REVOLVING CREDIT FACILITY.

2.1           Commitment to Lend.

(a)           Subject to the terms and conditions set forth in Section 10 hereof, each of the Banks severally shall lend to the Borrower, and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.8, such sums as are requested by the Borrower up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Bank’s Commitment, provided that (i) the Outstanding amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment and (ii) the Outstanding amount of the Swing Loans (after giving effect to all amounts requested) shall not at any time exceed an amount equal to one half of the Total Commitment.  The Loans shall be made pro rata in accordance with each Bank’s Commitment Percentage; provided that the failure of any Bank to lend in accordance with this Credit Agreement shall not release any other Bank or the Administrative Agent from their obligations hereunder, nor shall any Bank have any responsibility or liability in respect of a failure of any other Bank to lend in accordance with this Credit Agreement.  Each request for a Loan and each borrowing hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 10 have been satisfied on the date of such request.

(b)           In the event that, at any time when the conditions precedent for any Loan have been satisfied, a Bank fails or refuses to fund its portion of such Loan, then, until such time as such Bank has funded its portion of such Loan, or all of the other Banks have received (in accordance with Section 13.3.3) payment in full of the principal and interest due in respect of such Loan, such non-funding Bank shall not have the right to receive payment of any principal, interest or fees from the Borrower in respect of its Loans.

2.2           Commitment Fee.  The Borrower shall pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee on the daily average amount of the unused Total Commitment as of the most recently completed calendar quarter calculated at 0.045% per annum, on the basis of a 360-day year for the actual number of days elapsed.  The commitment fee shall be payable quarterly in arrears on the second Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Total Commitment shall terminate.  In no case shall any portion of the commitment fee be refundable.

2.3           Utilization Fee.  For any calendar quarter in which the average aggregate daily Outstanding balance of the Loans is greater than 50% of the daily average amount of the Total Commitment for such quarter, the Borrower shall pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a utilization fee on the average aggregate Outstanding amount of the Loans during such calendar quarter calculated at 0.025% per annum, on the basis of a 360-day year for the actual number of days elapsed.  The utilization fee shall be payable on the earlier of the second Business Day of a calendar quarter for any immediately preceding calendar quarter in which such fee shall be due and owing in accordance with this Section 2.3 or the Maturity Date or any earlier date on which the Total Commitment shall terminate.  In no case shall any portion of the utilization fee be refundable.

2.4           Other Fees.  The Borrower shall pay the fees described in the Fee Letter as and when the same become due and payable pursuant to the terms of the Fee Letter.

2.5           Reduction or Increase of Total Commitment.  (a)  Reduction of Total Commitment.  The Borrower shall have the right at any time and from time to time upon three (3) Business Days’ prior written notice to the Administrative Agent to reduce by at least $10,000,000 or integral multiples of $1,000,000 in excess thereof, or to terminate entirely, the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated.  Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.5(a), the Administrative Agent will notify the Banks of the substance thereof.  Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction.  No reduction or termination of the Commitments may be reinstated.

(b)  Increase of Total Commitment.  At any time prior to the Termination Date the Borrower may, on the terms set forth below, request that the Total Commitment hereunder be increased by an aggregate amount of up to $250,000,000 in minimum increments of $25,000,000; provided, however, that (i) an increase in the Total Commitment hereunder may only be made at a time when no Default shall have occurred and be continuing and (ii) in no event shall the Total Commitment hereunder exceed $1,200,000,000.  In the event of such a requested increase in the Total Commitment, any Bank or other financial institution which the Borrower invites to become a Bank or to increase its Commitment may set the amount of its Commitment at a level agreed to by the Borrower; provided, that each such other financial institution shall be reasonably acceptable to the Administrative Agent, and that the minimum Commitment of each such other financial institution equals or exceeds $10,000,000.  In the event that the Borrower and one or more of the Banks (or other financial institutions) shall agree upon such an increase in the Commitments (i) the Borrower, the Administrative Agent and each Bank or other financial institution increasing its Commitment or extending a new Commitment shall enter into a supplement to this Credit Agreement (each, a “Supplement”) substantially in the form of Exhibit K setting forth, among other things, the amount of the increased Commitment of such Bank or the new Commitment of such other financial institution, as applicable, and (ii) the Borrower shall furnish, if requested, new or amended and restated Notes, as applicable, to each financial institution that is extending a new Commitment and each Bank that is increasing its Commitment.  No such Supplement shall require the approval or consent of any Bank whose Commitment is not being increased.  Upon the execution and delivery of such Supplements as provided above and the occurrence of the “Effective Date” specified therein, and upon the Administrative Agent administering the reallocation of the outstanding Loans ratably among the Banks after giving effect to each such increase in the Commitments (and the payment by the Borrower of any amounts under Section 4.9 if such Effective Date is not the last day of an Interest Period for any outstanding Loan), and the delivery of certified evidence of Borrower and guarantor authorization and a legal opinion in substantially the form of Exhibit I hereto on behalf of the Borrower, this Credit Agreement shall be deemed to be amended accordingly.

2.6           The Notes; the Record.  Upon the request of the Administrative Agent or any Bank, the Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a “Note”), dated as of the Closing Date and completed with appropriate insertions.  One Note shall be payable to the order of each Bank requesting a Note in a principal amount equal to such Bank’s Commitment or, if less, the Outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below.  The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank’s Loans, an appropriate notation on such Bank’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment.  The Outstanding amount of the Loans set forth on such Bank’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Loans when due.  In recognition of the fact that the Loans may be made without having been evidenced by a written Note, the Borrower hereby promises to pay to each Bank the principal amount of the Loans made by such Bank, and accrued and unpaid interest and fees thereon, as the same become due and payable in accordance with this Credit Agreement.

2.7           Interest on Loans.

2.7.1        Interest Rates.  Except as otherwise provided in Section 4.10, the Loans shall bear interest as follows:

(a)           Each Federal Funds Rate Loan shall bear interest at an annual rate equal to the Federal Funds Rate as in effect from time to time while such Federal Funds Rate Loan is Outstanding.

(b)           Each LIBOR Loan shall bear interest for each Interest Period at an annual rate equal to the LIBOR Rate for such Interest Period in effect from time to time during such Interest Period.

(c)           Each Alternate Base Rate Loan shall bear interest at an annual rate equal to the Alternate Base Rate as in effect from time to time while such Alternate Base Rate Loan is Outstanding.

(d)           Each Swing Loan shall bear interest at an annual rate equal to the Swing Loan Rate as in effect from time to time while such Swing Loan is Outstanding.

2.7.2        Interest Payment Dates.  The Borrower shall pay all accrued interest on each Loan in arrears on each Interest Payment Date with respect thereto.

2.8           Requests for Loans.

2.8.1         Revolving Credit Loans.  The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) no later than (a) 12:00 noon (New York City time) on the proposed Drawdown Date of any Federal Funds Rate Loan or Alternate Base Rate Loan and (b) three (3) Business Days prior to the proposed Drawdown Date of any LIBOR Loan.  Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Type of such Revolving Credit Loan, and (iv) the Interest Period for such Loan if such Loan is a LIBOR Loan.  Promptly upon receipt of any such Loan Request, the Administrative Agent shall notify each of the Banks thereof.  Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date.  Each Loan Request shall be in a minimum aggregate amount of $10,000,000 or in an integral multiple of $1,000,000 in excess thereof.

2.8.2         Swing Loans.  The Borrower shall give to each Bank and the Administrative Agent written notice in the form of Exhibit F hereto (or telephonic notice confirmed in a writing in the form of Exhibit G hereto) of each Swing Loan requested hereunder (a “Swing Loan Request”) no later than 5:00 p.m. (New York City time) on the proposed Drawdown Date of any Swing Loan.  Each such notice shall specify (i) the principal amount of the Swing Loan requested, (ii) the proposed Drawdown Date of such Swing Loan, and (iii) the Interest Period for such Swing Loan.  Each Swing Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Swing Loan requested from the Banks on the proposed Drawdown Date.  Each Swing Loan Request shall be in a minimum aggregate amount of $10,000,000 or in an integral multiple of $1,000,000 in excess thereof

2.9           Conversion Options.

2.9.1        Conversion to LIBOR Loan.  The Borrower may elect from time to time, subject to Section 2.11, to convert any Outstanding Federal Funds Rate Loan or Alternate Base Rate Loan to a LIBOR Loan, provided that (a) the Borrower shall give the Administrative Agent at least three (3) Business Days’ prior written notice of such election; and (b) no Federal Funds Rate Loan or Alternate Base Rate Loan may be converted into a LIBOR Loan when any Default or Event of Default has occurred and is continuing.  Each notice of election of such conversion, and each acceptance by the Borrower of such conversion, shall be deemed to be a representation and warranty by the Borrower that no Default or Event of Default has occurred and is continuing.  The Administrative Agent shall notify the Banks promptly of any such notice.  On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its LIBOR Lending Office.  All or any part of Outstanding Federal Funds Rate Loans or Alternate Base Rate Loans may be converted into a LIBOR Loan as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

2.9.2        Continuation of Type of Revolving Credit Loan.

(a)           All Federal Funds Rate Loans or Alternate Base Rate Loans shall continue as Federal Funds Rate Loans or Alternate Base Rate Loans, as the case may be, until converted into LIBOR Loans as provided in Section 2.9.1.

(b)           Any LIBOR Loan may, subject to Section 2.11, be continued, in whole or in part, as a LIBOR Loan upon the expiration of the Interest Period with respect thereto, provided that (i) the Borrower shall give the Administrative Agent at least three (3) Business Days’ prior written notice of such election; (ii) no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Federal Funds Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default; and (iii) any partial continuation of a LIBOR Loan shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.  Each notice of election of such continuance of a LIBOR Loan, and each acceptance by the Borrower of such continuance, shall be deemed to be a representation and warranty by the Borrower that no Default or Event of Default has occurred and is continuing.

(c)           If the Borrower shall fail to give any notice of continuation of a LIBOR Loan as provided under this Section 2.9.2, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Federal Funds Rate Loan on the last day of the then current Interest Period with respect thereto.

(d)           The Administrative Agent shall notify the Banks promptly when any such continuation or conversion contemplated by this Section 2.9.2 is scheduled to occur.  On the date on which any such continuation or conversion is to occur, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office as appropriate.

2.9.3         LIBOR Loans.  Any conversion to or from LIBOR Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

2.9.4        Conversion Requests.  All notices of the conversion or continuation of a Loan provided for in this Section 2.9 shall be in writing in the form of Exhibit D hereto (or shall be given by telephone and confirmed by a writing in the form of Exhibit E hereto).  Each such notice shall specify (a) the principal amount and Type of the Loan subject thereto, (b) the date on which the current Interest Period of such Loan ends if such Loan is a LIBOR Loan, and (c) the new Interest Period for such Loan if such Loan is a LIBOR Loan.  Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof.  Each such notice shall be irrevocable and binding on the Borrower.

2.10           Funds for Loans.

2.10.1       Funding Procedures.  Not later than 1:00 p.m. (New York City time) on the proposed Drawdown Date of any Revolving Credit Loan, and not later than 5:30 p.m. (New York City time) on the proposed Drawdown Date of any Swing Loan, each of the Banks will make available to the Administrative Agent, at the Administrative Agent’s Office, in immediately available funds, the amount of such Bank’s Commitment Percentage of the amount of the requested Loan.  Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Loan made available to the Administrative Agent by the Banks.  The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank’s Commitment Percentage of any requested Loan, but no other Bank shall be liable in respect of the failure of such Bank to make available such amount.

2.10.2      Funding by Banks; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Bank prior to a Drawdown Date that such Bank will not make available to the Administrative Agent such Bank’s share of such Loan, the Administrative Agent may assume that such Bank has made such share available on such Drawdown Date and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Bank has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Bank and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate equal to the rate payable on the Loans incurred by the Borrower (provided, if such Loans are LIBOR Loans, the Borrower shall pay interest equal to the rate payable on Federal Funds Rate Loans).  If the Borrower and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Bank pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Bank’s Loan included in such Loan Request or Swing Loan Request, as applicable.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Administrative Agent.  A notice of the Administrative Agent to any Bank or the Borrower with respect to any amount owing under this subsection 2.10.2 shall be conclusive, absent manifest error.

2.11         Limit on Number of LIBOR Loans.  At no time shall there be Outstanding LIBOR Loans having more than fifteen (15) different Interest Periods.

3.             REPAYMENT OF LOANS.

3.1           Maturity.  The Borrower shall pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.  In respect of any Swing Loan, the Borrower shall pay on the last day of the Interest Period applicable to such Swing Loan, and there shall become absolutely due and payable on such last day, all Swing Loans Outstanding on such date as to which such Interest Period applies, together with any and all accrued and unpaid interest thereon.  The Total Commitment shall terminate on the Maturity Date.

3.2           Mandatory Repayments of Loans.

3.2.1        Loans in Excess of Commitment.  If at any time the sum of the Outstanding amount of the Loans exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for application first, to the Swing Loans; and second, to the Revolving Credit Loans.  Each prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank’s Loans, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

3.2.2        Change of Control.  Upon the occurrence of a Change of Control or impending Change of Control:

(a)           the US Guarantor shall notify the Administrative Agent and each Bank of such Change of Control or impending Change of Control as provided in Section 6.5.4;

(b)           the Commitments (but not the right of the Borrower to convert and continue Types of Revolving Credit Loans under Section 2.9) shall be suspended for the period from the date of such notice (or any Change of Control Notice given by the Administrative Agent or a Bank as provided in Section 6.5.4) through the later to occur of (i) the Change of Control Date or (ii) the date forty (40) days after the date of such notice from US Guarantor (the “Suspension Period”) and neither the Banks nor the Administrative Agent shall have any obligations to make Loans to the Borrower;

(c)           each Bank shall have the right within fifteen (15) days after the date of such Bank’s receipt of a Change of Control Notice under clause (a) above to demand payment in full of its pro rata share of the Outstanding principal of all Loans, all accrued and unpaid interest thereon, and any other amounts owing under the Loan Documents;

(d)           in the event that any Bank shall have made a demand under clause (c) above, the Borrower shall promptly, but in no event later than five (5) Business Days after such demand, deliver notice to each Bank (which notice shall identify the Bank making such demand) and, notwithstanding the provisions of clause (c) above, the right of each Bank to demand repayment shall remain in effect through the fifteenth (15th) day next succeeding receipt by such Bank of any notice required to be given pursuant to this clause (d), provided that the provisions of this clause (d) shall only apply with respect to demands given by Banks prior to the expiration of the period specified in clause (c); and

(e)            in the event any Bank makes a demand under clause (c) or clause (d) above, the Borrower shall on the last day of the Suspension Period pay to the Administrative Agent for the credit of such Bank its pro rata share of the Outstanding principal of all Loans, all accrued and unpaid interest thereon, and any other amounts owing under the Loan Documents, (provided that (i) any Bank may require the Borrower to postpone prepayment of a LIBOR Loan until the last day of the Interest Period with respect to such LIBOR Loan, and (ii) if any Bank elects to require prepayment of a LIBOR Loan that has an Interest Period ending less than sixty (60) days after the date of such demand on a date that is not the last day of the Interest Period for such LIBOR Loan, such Bank shall not be entitled to receive any amounts payable under Section 4.9 in respect of the prepayment of such LIBOR Loan).

Upon any demand for payment by any Bank under this Section 3.2.2, the Commitment hereunder provided by such Bank shall terminate, and such Bank shall be relieved of all further obligations to make Loans to the Borrower.  At the end of the Suspension Period referred to above, the Commitments shall be restored from all Banks that have not made a demand for payment under this Section 3.2.2, and this Credit Agreement and the other Loan Documents shall remain in full force and effect among the Borrower, such Banks and the Administrative Agent, with such changes as may be necessary to reflect the termination of the credit provided by the Banks that made a demand for payment under this Section 3.2.2.

3.2.3        AXA Default.  Upon the occurrence of an “Event of Default” as defined in the AXA Guaranty (an “AXA Guaranty Event of Default”) and so long as the Administrative Agent has not given written notice to the Borrower to terminate the Commitments in accordance with Section 11.1:

(a)           the US Guarantor shall notify the Administrative Agent and each Bank of such AXA Guaranty Event of Default as provided in Section 6.5.5;

(b)           the Commitments (but not the right of the Borrower to convert and continue Types of Revolving Credit Loans under Section 2.9) shall be suspended for the period from the date of such notice (or any AXA Default Notice given by the Administrative Agent or a Bank as provided in Section 6.5.5) through the date thirty (30) days after the date of such notice (the “AXA Suspension Period”) and neither the Banks nor the Administrative Agent shall have any obligations to make Loans to the Borrower;

(c)           each Bank shall have the right within fifteen (15) days after the date of such Bank’s receipt of an AXA Default Notice under clause (a) above to demand payment in full of its pro rata share of the Outstanding principal of all Loans, all accrued and unpaid interest thereon, and any other amounts owing under the Loan Documents;

(d)           in the event that any Bank shall have made a demand under clause (c) above, the Borrower shall promptly, but in no event later than five (5) Business Days after such demand, deliver notice to each Bank (which notice shall identify the Bank making such demand) and, notwithstanding the provisions of clause (c) above, the right of each Bank to demand repayment shall remain in effect through the fifteenth (15th) day next succeeding receipt by such Bank of any notice required to be given pursuant to this clause (d); and

(e)           in the event any Bank makes a demand under clause (c) or clause (d) above, the Borrower shall on the last day of the AXA Suspension Period pay to the Administrative Agent for the credit of such Bank its pro rata share of the Outstanding principal of all Loans, all accrued and unpaid interest thereon, and any other amounts owing under the Loan Documents.

Upon any demand for payment by any Bank under this Section 3.2.3, the Commitment hereunder provided by such Bank shall terminate, and such Bank shall be relieved of all further obligations to make Loans to the Borrower.  At the end of the AXA Suspension Period referred to above, the Commitments shall be restored from all Banks that have not made a demand for payment under this Section 3.2.3, and this Credit Agreement and the other Loan Documents shall remain in full force and effect among the Borrower, such Banks and the Administrative Agent, with such changes as may be necessary to reflect the termination of the credit provided by the Banks that made a demand for payment under this Section 3.2.3.

3.3           Optional Repayments of Loans.  The Borrower shall have the right, at its election, to repay the Outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial repayment of the Outstanding amount of any LIBOR Loans pursuant to this Section 3.3 made on a date other than the last day of the Interest Period relating thereto shall be subject to customary breakage charges as provided in Section 4.9.  The Borrower shall give the Administrative Agent, no later than 10:00 a.m., New York City time, on the day of any proposed repayment pursuant to this Section 3.3 of Federal Funds Rate Loans, Alternate Base Rate Loans or Swing Loans, and two (2) Business Days’ notice of any proposed repayment pursuant to this Section 3.3 of LIBOR Loans, in each case, specifying the proposed date of payment of Loans and the principal amount to be paid.  Each such partial repayment of the Loans shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower, first to the principal of Swing Loans, second to the principal of Alternate Base Rate Loans, third to the principal of Federal Funds Rate Loans and fourth to the principal of LIBOR Loans (in inverse order of the last days of their respective Interest Periods).  Each partial repayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank’s Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.  Any amounts repaid under this Section 3.3 may be reborrowed prior to the Maturity Date as provided in Section 2.8, subject to the conditions of Section 10.

4.             CERTAIN GENERAL PROVISIONS.

4.1           Application of Payments.  Except as otherwise provided in this Credit Agreement, all payments in respect of any Loan shall be applied first to accrued and unpaid interest on such Loan and second to the Outstanding principal of such Loan.

4.2           Funds for Payments.

4.2.1         Payments to Administrative Agent.  All payments of principal, interest, commitment fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Administrative Agent, at the Administrative Agent’s Office, or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds or directly from the proceeds of Loans.

4.2.2         No Offset.  All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

4.2.3         Fees Non-Refundable.  Except as expressly set forth herein, all fees payable hereunder are non-refundable, provided that (a) if any of the Banks is finally adjudicated or is found in final arbitration proceedings to have been grossly negligent or to have committed willful misconduct with respect to the transactions contemplated hereby in any material respect, then no commitment fee shall be payable to such Bank after the date of such final adjudication or arbitration (and such Bank shall refund any commitment fee paid to it and attributable to the period from and after the date on which such grossly negligent conduct or willful misconduct occurred), and (b) if the Administrative Agent is finally adjudicated or is found in final arbitration proceedings to have been grossly negligent or to have committed willful misconduct with respect to the transactions contemplated hereby, then no administrative agent’s fee will be due and payable after the date of such final adjudication or arbitration.  If the Administrative Agent is finally found to have been grossly negligent or to have committed willful misconduct, the amount of any administrative agent’s fee paid or prepaid by the Borrower and attributable to the period from and after the date on which such grossly negligent conduct or willful misconduct occurred shall be refunded.

4.3           Computations.  All computations of interest with respect to Alternate Base Rate Loans shall be based on a year of 365/366 days, and all computations of interest with respect to Federal Funds Rate Loans, Swing Loans and LIBOR Loans shall be based on a year of 360 days, and in each case paid for the actual number of days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

4.4           Inability to Determine LIBOR Rate Basis.  In the event, prior to the commencement of any Interest Period relating to any LIBOR Loan, the Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate Basis that would otherwise determine the rate of interest to be applicable to any LIBOR Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks.  In such event (a) any Loan Request or Conversion Request with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed a request for Federal Funds Rate Loans, (b) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Federal Funds Rate Loan, and (c) the obligations of the Banks to make LIBOR Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Banks.

4.5           Illegality.  Notwithstanding any other provisions herein, if any present or future Government Mandate shall make it unlawful for any Bank to make or maintain LIBOR Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make LIBOR Loans or convert Federal Funds Rate Loans or Alternate Base Rate Loans to LIBOR Loans shall forthwith be suspended, and (b) such Bank’s Loans then Outstanding as LIBOR Loans, if any, shall be converted automatically to Federal Funds Rate Loans on the last day of each then existing Interest Period applicable to such LIBOR Loans or within such earlier period after the occurrence of such circumstances as may be required by Government Mandate.  The Borrower shall promptly pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 4.5 other than on the last day of an Interest Period, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder.

4.6           Additional Costs, Etc.  If any future applicable, or any change in the application or interpretation of any present applicable, Government Mandate (whether or not having the force of law), shall:

(a)           subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction, or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank’s Commitment, or the Loans (other than Indemnified Taxes and Other Taxes covered by Section 4.11 and Excluded Taxes), or

(b)           materially change the basis of taxation (except for Excluded Taxes) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Administrative Agent under this Credit Agreement or the other Loan Documents, or

(c)           impose, increase, or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy, or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(d)           impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank’s Commitment, or any class of loans or commitments of which any of the Loans or such Bank’s Commitment forms a part, and the result of any of the foregoing is:

(i)           to increase by an amount deemed by such Bank to be material with respect to the cost to any Bank of making, funding, issuing, renewing, extending, or maintaining any of the Loans or such Bank’s Commitment, or

(ii)         to reduce, by an amount deemed by such Bank or the Administrative Agent, as the case may be, to be material, the amount of principal, interest, or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank’s Commitment, or any of the Loans, or

(iii)        to require such Bank or the Administrative Agent to make any payment that, but for such conditions or requirements described in clauses (a) through (d), would not be payable hereunder, or forego any interest or other sum that, but for such conditions or requirements described in clauses (a) through (d), would be payable to such Bank or the Administrative Agent hereunder, in any case the amount of which payment or foregone interest or other sum is deemed by such Bank or the Administrative Agent, as the case may be, to be material and is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or (as the case may be) the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time (such demand to be made in any case not later than the first to occur of (I) the date one year after such event described in clause (i), (ii), or (iii) giving rise to such demand, and (II) the date ninety (90) days after both the payment in full of all Outstanding Loans, and the termination of the Commitments) and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment, foregone interest or other sum.  Subject to the terms specified above in this Section 4.6, the obligations of the Borrower under this Section 4.6 shall survive repayment of the Loans and termination of the Commitments.

4.7           Capital Adequacy.  If after the date hereof any Bank or the Administrative Agent determines that (a) the adoption of or change in any Government Mandate (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Government Authority with appropriate jurisdiction, or (b) compliance by such Bank or the Administrative Agent, or any corporation controlling such Bank or the Administrative Agent, with any Government Mandate (whether or not having the force of law) has the effect of reducing the return on such Bank’s or the Administrative Agent’s commitment with respect to any Loans to a level below that which such Bank or (as the case may be) the Administrative Agent could have achieved but for such adoption, change, or compliance (taking into consideration such Bank’s or the Administrative Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such Entity’s capital) by any amount reasonably deemed by such Bank or (as the case may be) the Administrative Agent to be material, then such Bank or the Administrative Agent may notify the Borrower of such fact.  To the extent that the amount of such reduction in the return on capital is not reflected in the Federal Funds Rate, the Borrower shall pay such Bank or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Administrative Agent of a certificate in accordance with Section 4.8 hereof (but in any case not later than the first to occur of (I) the date one year after such adoption, change, or compliance causing such reduction, and (II) as to adoptions of or changes in Government Mandates occurring prior to the repayment of the Loans and the termination of the Commitments the date ninety (90) days after both the payment in full of all Outstanding Loans and termination of the Commitments).  Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.  Subject to the terms specified above in this Section 4.7, the obligations of the Borrower under this Section 4.7 shall survive repayment of the Loans and termination of the Commitments.

4.8           Certificate.  A certificate setting forth any additional amounts payable pursuant to Section 4.6 or Section 4.7 and a brief explanation of such amounts which are due and in reasonable detail the basis of the calculation and allocation thereof, submitted by any Bank or the Administrative Agent to the Borrower, shall be conclusive evidence, absent manifest error, that such amounts are due and owing.

4.9           Indemnity.  The Borrower shall indemnify and hold harmless each Bank from and against any loss, cost, or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; or (c) except as otherwise expressly provided in Section 3.2.2, the making of any payment of a LIBOR Loan, the making of any conversion of any such Loan to a Federal Funds Rate Loan or an Alternate Base Rate Loan or the receipt by any Bank of funds in respect of any such Loan in accordance with Section 2.5(b) on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.  The obligations of the Borrower under this Section 4.9 shall survive repayment of the Loans and termination of the Commitments.

4.10           Interest After Default.  All amounts outstanding under the Loan Documents that are not paid when due, including all overdue principal and (to the extent permitted by applicable Government Mandate) interest and all other overdue amounts (after giving effect to any applicable grace period), shall to the extent permitted by applicable Government Mandate bear interest until such amount shall be paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable to such amounts in the case of principal and two percent (2%) above the Alternate Base Rate in the case of other amounts payable hereunder.  Any interest accruing under this section on overdue principal or interest shall be due and payable upon demand.

4.11           Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of each US Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any US Loan Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) the Administrative Agent or any Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such US Loan Party shall make such deductions and (iii) such US Loan Party shall timely pay the full amount deducted to the relevant Government Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, each US Loan Party shall timely pay any Other Taxes to the relevant Government Authority in accordance with applicable law.

(c)           Indemnification by the Borrower.  Each US Loan Party shall indemnify the Administrative Agent and each Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability delivered to a US Loan Party by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any US Loan Party to a Government Authority, such US Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Banks.  Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Bank, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Bank shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)           duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)           in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Bank is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)           Treatment of Certain Refunds.  If the Administrative Agent or any Bank, in its sole discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Bank, as the case may be, and without interest (other than any interest paid by the relevant Government Authority with respect to such refund), provided that the Borrower upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Administrative Agent or such Bank if the Administrative Agent or such Bank is required to repay such refund to such Government Authority.  This subsection shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

4.12           Mitigation and Replacement.

(a)           Mitigation.  At the request of the Borrower, any Bank claiming any additional amounts payable pursuant to Section 4.6, 4.7 or 4.11 or invoking the provisions of Section 4.5 shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and such change would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

(b)           Replacement.  In the event that a Bank demands payment from the Borrower for amounts owing pursuant to Sections 4.6, 4.7 or 4.11 or invokes the provisions of Section 4.5, the Borrower may, upon payment of such amounts and subject to the requirements of Section 18, substitute for such Bank another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Bank and purchase the Outstanding Loans held by such Bank in accordance with Section 18, provided, however, that (i) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Bank and (ii) if such assignee is not a Bank (A) such assignee is reasonably acceptable to the Administrative Agent and (B) the Borrower shall have paid the Administrative Agent a $3,500 administrative fee.

5.           REPRESENTATIONS AND WARRANTIES.

Each US Loan Party represents and warrants to the Banks and the Administrative Agent as follows:

5.1           Corporate Authority.

5.1.1           Incorporation; Good Standing.  Each of the US Guarantor, its Subsidiaries, including the Borrower, and the General Partner (a) is a corporation, limited partnership, general partnership, trust or limited liability company, as the case may be, duly organized, validly existing, and, if applicable, in good standing, under the laws of its jurisdiction of organization, (b) has all requisite corporate, partnership or equivalent power to own its material properties and conduct its material business as now conducted and as presently contemplated, and (c) is, if applicable, in good standing as a foreign corporation, limited partnership, general partnership, trust or limited liability company, as the case may be, and is duly authorized to do business in each jurisdiction where it owns or leases properties or conducts any business so as to require such qualification except where a failure to be so qualified would not be likely to have a Material Adverse Effect.

5.1.2           Authorization.  The execution, delivery, and performance of this Credit Agreement and the other Loan Documents to which the US Guarantor, the Borrower, any other Subsidiaries of the US Guarantor, or the General Partner is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate, partnership, limited liability company or other equivalent power of each such Entity, (b) have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable proceedings on behalf of each such Entity, (c) do not conflict with or result in any breach or contravention of any Government Mandate to which any such Entity is subject, (d) do not conflict with or violate any provision of the corporate charter or bylaws, the limited partnership certificate or agreement, or its governing documents in the case of any general partnership, limited liability company or trust, as the case may be, of any such Entity, and (e) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any Contract to which any such Entity is party or subject, or to which any of its respective assets are subject, except, as to the foregoing clauses (c) and (e) only, where the same would not be likely to have a Material Adverse Effect.

5.1.3           Enforceability.  The execution and delivery of this Credit Agreement and the other Loan Documents to which the US Guarantor, the Borrower, any other Subsidiaries of the US Guarantor or the General Partner is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors’ rights and by general principles of equity, regardless of whether enforcement is sought in a Proceeding in equity or at law.

5.1.4           Equity Securities.  The General Partner is the only general partner of the US Guarantor.  All of the outstanding Equity Securities of the US Guarantor are validly issued, fully paid, and non-assessable.  The US Guarantor is the only member of the Borrower.  All of the outstanding Equity Securities of the Borrower are validly issued, fully paid, and non-assessable.

5.2           Governmental Approvals.  The execution, delivery, and performance by the US Guarantor, its Subsidiaries, including the Borrower, and the General Partner of this Credit Agreement and the other Loan Documents to which the US Guarantor, the Borrower, any other Subsidiaries of the US Guarantor or the General Partner is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any Government Authority other than those already obtained and set forth on Schedule 5.2.

5.3           Liens; Leases.  The assets reflected in the consolidated balance sheet of the US Guarantor dated as of December 31, 2006, and delivered to the Administrative Agent and the Banks under Section 5.4 are subject to no Liens except Permitted Liens.  Each of the US Guarantor and its Subsidiaries enjoys quiet possession under all leases relating to Real Estate or personal property to which it is party as a lessee, and each such lease is Fully Effective.

5.4           Financial Statements.  There has been furnished to the Administrative Agent and each of the Banks (a) a consolidated balance sheet of the US Guarantor as at December 31, 2006, and a consolidated statement of income and cash flow of the US Guarantor for the fiscal year then ended, certified by the US Guarantor’s independent certified public accountants, and (b) unaudited interim condensed consolidated balance sheets of the US Guarantor and the Consolidated Subsidiaries as at September 30, 2007, and interim condensed consolidated statements of income and of cash flow of the US Guarantor and the Consolidated Subsidiaries for the respective fiscal periods then ended and as set forth in the US Guarantor’s Quarterly Reports on Form 10-Q for such fiscal quarters.  With respect to the financial statements prepared in accordance with clause (a) above, such balance sheet and statement of income have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the US Guarantor and the Consolidated Subsidiaries as at the close of business on the respective dates thereof and the results of operations of the US Guarantor and the Consolidated Subsidiaries for the fiscal periods then ended; or, in the case of the financial statements referred to in clause (b), have been prepared in a manner consistent with the accounting practices and policies employed with respect to the audited financial statements reported in the US Guarantor’s most recent Form 10-K filed with the Securities and Exchange Commission and prepared in accordance with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission, and contain all adjustments necessary for a fair presentation of (A) the results of operations of the US Guarantor for the periods covered thereby, (B) the financial position of the US Guarantor at the date thereof, and (C) the cash flows of the US Guarantor for periods covered thereby (subject to year-end adjustments).  There are no contingent liabilities of the US Guarantor or the Consolidated Subsidiaries as of such dates involving material amounts, known to the executive management of the US Guarantor that (aa) should have been disclosed in said balance sheets or the related notes thereto in accordance with GAAP and the rules and regulations of the Securities and Exchange Commission, and (bb) were not so disclosed.

5.5           No Material Changes, Etc.  No change in the Business of the US Guarantor and its Consolidated Subsidiaries, taken as a whole, has occurred since December 31, 2006 that has resulted in a Material Adverse Effect.

5.6           Permits.  The US Guarantor and its Subsidiaries have all Permits necessary or appropriate for them to conduct their Business, except where the failure to have such Permits would not be likely to have a Material Adverse Effect.  All of such Permits are in full force and effect.  Without limiting the foregoing, the US Guarantor is duly registered as an “investment adviser” under the Investment Advisers Act of 1940 and under the applicable laws of each state in which such registration is required in connection with the investment advisory business of the US Guarantor and in which the failure to obtain such registration would be likely to have a Material Adverse Effect; Alliance Distributors is duly registered as a “broker/dealer” under the Securities Exchange Act of 1934 and under the securities or blue sky laws of each state in which such registration is required in connection with the business conducted by Alliance Distributors and where a failure to obtain such registration would be likely to have a Material Adverse Effect, and is a member in good standing of the Financial Industry Regulatory Authority, Inc.; no Proceeding is pending or threatened with respect to the suspension, revocation, or termination of any such registration or membership, and the termination or withdrawal of any such registration or membership is not contemplated by the US Guarantor or Alliance Distributors, except, only with respect to registrations by the US Guarantor and Alliance Distributors required under state law, as would not be likely to have a Material Adverse Effect.

5.7           Litigation.  There is no Proceeding of any kind pending or threatened, in writing, against the US Guarantor, any of its Subsidiaries, or the General Partner that questions the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.  Except as may be set forth in information provided pursuant to Section 6.4 hereof or as otherwise disclosed by the Borrower to the Banks, there is no Proceeding of any kind pending or threatened, in writing, against the US Guarantor, any of its Subsidiaries, or the General Partner that, if adversely determined, is reasonably likely to, either in any case or in the aggregate, result in a Material Adverse Effect or impair or prevent performance and observance by any US Loan Party of its obligations under this Credit Agreement or the other Loan Documents.

5.8           Material Contracts.  Except as would not be likely to have a Material Adverse Effect, each Contract to which any of the US Guarantor and its Subsidiaries (including the Borrower) is party or subject, or by which any of their respective assets are bound (including investment advisory contracts and investment company distribution plans) (a) is Fully Effective, (b) is not subject to any default or event of default with respect to any of the US Guarantor and its Subsidiaries (including the Borrower) or, to the best knowledge of the executive management of the Borrower, any other party, (c) is not subject to any notice of termination given or received by any of the US Guarantor and its Subsidiaries (including the Borrower), and (d) is, to the best knowledge of the executive management of the US Guarantor, the legal, valid, and binding obligation of each party thereto other than any of the US Guarantor and its Subsidiaries (including the Borrower) enforceable against such parties according to its terms.

5.9           Compliance with Other Instruments, Laws, Etc.  None of any of the US Guarantor, its Subsidiaries, including the Borrower, and the General Partner is, in any respect material to the US Guarantor and its Consolidated Subsidiaries taken as a whole, in violation of or default under (a) any provision of its certificate of incorporation or by-laws, or its certificate of limited partnership or agreement of limited partnership or its certificate of formation or limited liability company agreement, or its governing documents in the case of any general partnership, as the case may be, (b) any Contract to which it is or may be subject or by which it or any of its properties are or may be bound, or (c) any Government Mandate, including Government Mandates relating to occupational safety and employment matters.

5.10         Tax Status.  The US Guarantor and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports, and declarations required by any Government Authority to which any of them is subject, except where the failure to make or file the same would not be likely to have a Material Adverse Effect, (b) have paid all taxes and other governmental assessments and charges due, except those being contested in good faith and by appropriate Proceedings or those where a failure to pay is not reasonably likely to have a Material Adverse Effect, and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply.  There are no unpaid taxes in any material amount claimed to be due from the US Guarantor or any of its Subsidiaries by any Government Authority, and the executive management of the US Guarantor knows of no basis for any such claim.

5.11         No Event of Default.  No Default or Event of Default has occurred and is continuing.

5.12         Investment Company Act.  Neither the US Guarantor nor any of its Subsidiaries (excluding investment companies in which the US Guarantor or a Consolidated Subsidiary has made “seed money” investments permitted by Section 8.6(b)) is an “investment company”, as such term is defined in the 1940 Act.

5.13         Insurance.  The US Guarantor and its Subsidiaries maintain insurance with financially sound and reputable insurers in such coverage amounts, against such risks, with such deductibles and upon such other terms, or are self-insured in respect of such risks (with appropriate reserves to the extent required by GAAP), as is reasonable and customary for firms engaged in businesses similar to those of the US Guarantor and its Subsidiaries.  All policies of insurance maintained by the US Guarantor or its Subsidiaries are Fully Effective.  All premiums due on such policies have been paid or accrued on the books of the US Guarantor or its Subsidiaries, as appropriate.

5.14         Certain Transactions.  Except in connection with transactions occurring in the ordinary course of business, and, taking into account the totality of the relationships involved, with respect to transactions occurring on fair and reasonable terms no less favorable to the US Guarantor and its Consolidated Subsidiaries taken as a whole than would be obtained in comparable arms’ length transactions with Persons that are not Affiliates of the US Guarantor or its Subsidiaries, none of the officers, directors, partners, or employees of the US Guarantor or any of its Subsidiaries, or, to the knowledge of the executive management of the US Guarantor, any Entity (other than a Subsidiary) in which any such officer, director, partner, or employee has a substantial interest or is an officer, director, trustee, or partner, is at present a party to any transaction with the US Guarantor or any of its Subsidiaries (other than for or in connection with services as officers, directors, partners, or employees, as the case may be), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, partner, employee, or Entity.

5.15         Employee Benefit Plans.  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §302(f) of ERISA, or otherwise, has been timely made.  No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan.  No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the US Guarantor or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.  Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within fifteen (15) months of the date of the representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $50,000,000, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

5.16         Use of Proceeds.  The proceeds of the Loans shall be used by the Borrower to fund the borrower’s obligations resulting from engaging in certain securities trading and custody activities.  The Borrower is an “exempted borrower” as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221.

5.17          Environmental Compliance.  To the best of the US Guarantor’s knowledge:

(a)           none of the US Guarantor, its Subsidiaries, the General Partner, and any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any Government Mandate or Permit pertaining to environmental, safety or public health matters, including the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, and the Toxic Substances Control Act (hereinafter “Environmental Laws”), which violation would be likely to have a material adverse effect on the environment or a Material Adverse Effect;

(b)           neither the US Guarantor nor any of its Subsidiaries has received notice from any third party, including any Government Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, oil, hazardous materials, or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) that any one of them has generated, transported, or disposed of has been found at any site at which a Government Authority or other third party has conducted, or has ordered that other parties conduct, a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any Proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

(i)           no portion of the Real Estate has been used for the handling, processing, storage, or disposal of Hazardous Substances except in accordance with applicable Environmental Laws;

(ii)         no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate;

(iii)         in the course of any activities conducted by any of the US Guarantor, its Subsidiaries, the General Partner, and operators of any Real Estate, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;

(iv)        there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances on, upon, into, or from the Real Estate that would have a material adverse effect on the value of the Real Estate or the environment;

(v)         there have been no releases of Hazardous Substances on, upon, from, or into any real property in the vicinity of any of the Real Estate that (A) may have come to be located on the Real Estate through soil or groundwater contamination, and, (B) if so located, would have a material adverse effect on the value of the Real Estate or the environment; and

(vi)        any Hazardous Substances that have been generated by any of the US Guarantor and its Subsidiaries, or on the Real Estate by any other Person, have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid Permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the US Guarantor’s knowledge, operating in compliance with such Permits and applicable Environmental Laws.

5.18          Funded Debt.  Schedule 5.18 sets forth as of December 31, 2007 all outstanding Funded Debt of the US Guarantor and its Subsidiaries.

5.19          General.  The US Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and Quarterly Reports on Form 10-Q referred to in Section 5.4 (a) conform in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and to all applicable rules and regulations of the Securities and Exchange Commission, and (b) as amended by interim filings, do not contain an untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

6.             AFFIRMATIVE COVENANTS OF THE US LOAN PARTIES.

Each US Loan Party covenants and agrees that, so long as any Loan or any Note is Outstanding or any Bank has any obligation to make any Loans:

6.1           Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, the commitment fee, the utilization fee, and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower is party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

6.2           Maintenance of Office.  Each US Loan Party will maintain its chief executive office in New York, New York, or at such other place in the United States of America as such US Loan Party shall designate upon prior written notice to the Administrative Agent, where notices, presentations, and demands to or upon such US Loan Party in respect of the Loan Documents may be given or made.

6.3           Records and Accounts.  Each US Loan Party will, and will cause each of its Subsidiaries to, keep complete and accurate records and books of account.

6.4           Financial Statements, Certificates, and Information.  The US Guarantor will deliver to each of the Banks:

(a)           as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of the US Guarantor:

(i)           the consolidated balance sheet of the US Guarantor, as at the end of such fiscal year;

(ii)         the consolidating balance sheet of the US Guarantor, listing each Consolidated Subsidiary and each Excluded Fund, as at the end of such fiscal year;

(iii)        the consolidated statement of income and consolidated statement of cash flows of the US Guarantor for such fiscal year; and

(iv)        the consolidating statement of income only (and not the consolidating statements of cash flow) of the US Guarantor, listing each Consolidated Subsidiary and each Excluded Fund for such fiscal year.

Each of the balance sheets and statements delivered under this Section 6.4(a) shall (I) set forth in comparative form the figures for the previous fiscal year; (II) be in reasonable detail and prepared in accordance with GAAP based on the records and books of account maintained as provided in Section 6.3; (III) as to items (i) and (iii) above, include footnotes or otherwise be accompanied by information outlining in sufficient detail reasonably satisfactory to the Administrative Agent the effect of consolidating Excluded Funds, if applicable, and be accompanied by (or be delivered concurrently with the financial statements under this Section 6.4(a)) a certification by the principal financial or accounting officer of the US Guarantor that the information contained in such financial statements presents fairly in all material respects the consolidated financial position of the US Guarantor on the date thereof and consolidated results of operations and consolidated cash flows of the US Guarantor for the periods covered thereby; and (IV) as to items (i) and (iii) above, be certified, without limitation as to scope, by PricewaterhouseCoopers LLP or another firm of independent certified public accountants reasonably satisfactory to the Administrative Agent, and shall be accompanied by (or be delivered concurrently with the financial statements under this Section 6.4(a)) a written statement from such accountants to the effect that in connection with their audit of such financial statements nothing has come to their attention that caused them to believe that the US Guarantor has failed to comply with the terms, covenants, provisions or conditions of Section 6.3, Section 7, and Section 8 of this Credit Agreement as to accounting matters (provided that such accountants may also state that the audit was not directed primarily toward obtaining knowledge of such noncompliance), or, if such accountants shall have obtained knowledge of any such noncompliance, they shall disclose in such statement any such noncompliance; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any such noncompliance;

(b)           as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of the US Guarantor, (i) the unaudited interim condensed consolidated balance sheet of the US Guarantor as at the end of such fiscal quarter, and (ii) the unaudited interim condensed consolidated statement of income and unaudited interim condensed consolidated statement of cash flow of the US Guarantor for such fiscal quarter and for the portion of the US Guarantor’s fiscal year then elapsed, all in reasonable detail and, with respect to clauses (i) and (ii), prepared in a manner consistent with the accounting practices and policies employed with respect to the audited financial statements reported in the US Guarantor’s most recent Form 10-K filed with the Securities and Exchange Commission (subject to the application of accounting principles as of the implementation date of, and with respect to, Financial Accounting Standards Board Interpretative No. 46-Revised) and prepared in accordance with Rule 10-01 of Regulation S-X of the Securities and Exchange Commission, and including footnotes or otherwise accompanied by information outlining in sufficient detail reasonably satisfactory to the Administrative Agent the effect of consolidating Excluded Funds, if applicable, and concurrently therewith a certification by the principal financial or accounting officer of the US Guarantor that, in the opinion of management of the US Guarantor, all adjustments necessary for a fair presentation of (A) the results of operations of the US Guarantor for the periods covered thereby, (B) the financial position of the US Guarantor at the date thereof, and (C) the cash flows of the US Guarantor for periods covered thereby have been made (subject to year-end adjustments);

(c)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial officer, treasurer or general counsel of the US Guarantor in substantially the form of Exhibit H hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 8 and (if applicable) reconciliations to reflect changes in GAAP since December 31, 2006;

(d)           promptly after the same are available, copies of each annual report, proxy, if any, or financial statement or other report or communication sent to the holders of Equity Securities of the US Guarantor who are not Affiliates of the US Guarantor, and copies of all annual, interim and current reports and any other report of a material nature (it being understood that filings in the ordinary course of business pursuant to Sections 13(d), (f) and (g) of the Securities Exchange Act of 1934 are not material) which the US Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(e)            from time to time such other financial data and information (including accountants’ management letters) as the Administrative Agent (having been requested to do so by any Bank) may reasonably request.

(f)            Documents required to be delivered pursuant to Section 6.4(a), (b), (c) or (d) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Guarantor posts such documents, or provides a link thereto on the US Guarantor’s internet website at www.alliancebernstein.com or such other replacement website of which the US Guarantor has given proper notice to the Administrative Agent and each Bank; or (ii) on which such documents are posted on the US Guarantor’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the US Guarantor shall deliver paper copies of such documents to the Administrative Agent or any Bank who requests, in writing, the US Guarantor to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) the US Guarantor shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Bank of the posting of any such documents.  Notwithstanding anything contained herein, in every instance the US Guarantor shall be required to provide paper copies of the certificates or statements of officers required by Section 6.4(a), (b) or (c) to the Administrative Agent.  Except for such certificates or statements of officers, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the US Guarantor with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.5           Notices.

6.5.1           Defaults.  Each US Loan Party will promptly after the executive management of such US Loan Party (which for purposes of this covenant shall mean (to the extent applicable) the chairman of the board, president, principal financial officer, treasurer or general counsel of such US Loan Party) becomes aware thereof (and in any case within three (3) Business Days after the executive management becomes aware thereof) notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default.  If any Person shall give any notice in writing of a claimed default (whether or not constituting an Event of Default) under the Loan Documents or any other Contract relating to Funded Debt equal to or in excess of $100,000,000 to which or with respect to which any US Loan Party or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety, or otherwise, such US Loan Party shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

6.5.2           Environmental Events.  The US Guarantor will promptly give notice to the Administrative Agent and each of the Banks (a) of any violation of any Environmental Law that the US Guarantor or any of its Subsidiaries reports in writing, or that is reportable by any such Person in writing (or for which any written report supplemental to any oral report is made) to any Government Authority, and (b) upon becoming aware thereof, of any Proceeding, including a notice from any Government Authority of potential environmental liability, that has the potential, in the US Guarantor’s reasonable judgment, to have a Material Adverse Effect.

6.5.3           Notice of Proceedings and Judgments.  The US Guarantor will give notice to the Administrative Agent and each of the Banks in writing within ten (10) Business Days of the executive management of the US Guarantor (as defined in Section 6.5.1) becoming aware of any Proceedings pending affecting the US Guarantor or any of its Subsidiaries or to which the US Guarantor or any of its Subsidiaries is or becomes a party that could reasonably be expected by the US Guarantor to have a Material Adverse Effect (or of any material adverse change in any such Proceedings of which the US Guarantor has previously given notice).  Any such notice will state the nature and status of such Proceedings.  The US Guarantor will give notice to the Administrative Agent and each of the Banks, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) Business Days of any settlement or any judgment, final or otherwise, against the US Guarantor or any of its Subsidiaries where the amount payable by the US Guarantor or any of its Subsidiaries, after giving effect to insurance, is in excess of the lesser of $50,000,000 or 10% of Consolidated Net Worth as at the end of the most recent fiscal quarter.

6.5.4           Notice of Change of Control.  In the event the US Guarantor obtains knowledge of a Change of Control or an impending Change of Control, the US Guarantor will promptly give written notice (a “US Guarantor Control Change Notice”) of such fact to the Administrative Agent and the Banks at least forty (40) days prior to the proposed Change of Control Date; provided, however, that in no event shall such a US Guarantor Control Change Notice be delivered to the Administrative Agent and the Banks more than three (3) Business Days after the Change of Control Date.  Without limiting the foregoing, upon obtaining actual knowledge of any Change of Control or impending Change of Control, any of the Administrative Agent and the Banks may (but in no case shall any of them be obligated to) deliver written notice to the Borrower of such event, indicating that such event requires the Borrower to prepay the Loans pursuant to Section 3.2.2 (and in any such notice a Bank may make demand for payment of its Loans under Section 3.2.2).  Promptly upon receipt of such notice, but in no event later than five (5) Business Days after actual receipt thereof, the US Guarantor will give written notice (such notice, together with a US Guarantor Control Change Notice, a “Control Change Notice”) of such fact to the Administrative Agent and the Banks (including the Bank that has so notified the US Guarantor).  Any Control Change Notice shall (a) describe the principal facts and circumstances of such Change of Control known to the US Guarantor in reasonable detail (including the Change of Control Date or, if the US Guarantor does not have knowledge of the Change of Control Date, the US Guarantor’s best estimate of such Change of Control Date), (b) make reference to Section 3.2.2 and the rights of the Banks to require the Borrower to prepay the Loans on the terms and conditions provided for therein, and (c) state that each Bank may make a demand for payment of its Loans by providing written notice to the Borrower and the US Guarantor within fifteen (15) days after the effective date of such Control Change Notice.  In the event the US Guarantor shall not have designated the Change of Control Date in its Control Change Notice, the US Guarantor shall keep the Administrative Agent and the Banks informed as to any changes in the estimated Change of Control Date and shall provide written notice to the Administrative Agent and the Banks specifying the Change of Control Date promptly upon obtaining knowledge thereof.

6.5.5           Notice of AXA Default.  In the event the US Guarantor obtains knowledge of an AXA Guaranty Event of Default, the US Guarantor will promptly after the executive management of the US Guarantor (which for purposes of this covenant shall mean (to the extent applicable) the chairman of the board, president, principal financial officer, treasurer or general counsel of the US Guarantor) becomes aware thereof (and in any case within three (3) Business Days after the executive management becomes aware thereof) give written notice of such fact to the Administrative Agent.  Without limiting the foregoing, upon obtaining actual knowledge of any AXA Guaranty Event of Default, any of the Administrative Agent and the Banks may (but in no case shall any of them be obligated to) deliver written notice to the Borrower of such event, indicating that such event requires the Borrower to prepay the Loans pursuant to Section 3.2.3 (and in any such notice a Bank may make demand for payment of its Loans under Section 3.2.3).  Promptly upon receipt of such notice, but in no event later than five (5) Business Days after actual receipt thereof, the US Guarantor will give written notice (such notice, together with a notice provided in accordance with the first sentence of this Section 6.5.5, an “AXA Default Notice”) of such fact to the Administrative Agent and the Banks (including the Bank that has so notified the US Guarantor).  Any AXA Default Notice shall (a) describe the principal facts and circumstances of such AXA Guaranty Event of Default known to the US Guarantor in reasonable detail, (b) make reference to Section 3.2.3 and the rights of the Banks to require the Borrower to prepay the Loans on the terms and conditions provided for therein, and (c) state that each Bank may make a demand for payment of its Loans by providing written notice to the Borrower and the US Guarantor within fifteen (15) days after such AXA Default Notice.

6.6           Existence; Business; Properties.

6.6.1           Legal Existence.  Each US Loan Party will, and will cause each of its Consolidated Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a limited partnership, general partnership, corporation, limited liability company or trust, as the case may be, except, with respect to rights and franchises, where the failure to preserve and keep in full force and effect such rights and franchises would not be likely to have a Material Adverse Effect, provided, however, this section shall not prohibit any merger, consolidation, or reorganization of such US Loan Party or any of its Subsidiaries permitted pursuant to Section 7.2.

6.6.2           Conduct of Business.  Except as otherwise disclosed to the Administrative Agent and the Banks in the US Guarantor’s Form 8-Ks for the period prior to the Closing Date, each US Loan Party will, and will cause each of its Consolidated Subsidiaries to, engage in business related to investment management.

6.6.3           Maintenance of Properties.  Each US Loan Party will, and will cause each of its Consolidated Subsidiaries to, cause its properties used or useful in the conduct of its business and which are material to the Business of such US Loan Party and its Consolidated Subsidiaries taken as a whole to be maintained and kept in good condition, repair, and working order and supplied with all necessary equipment, ordinary wear and tear excepted; provided that nothing in this Section 6.6.3 shall prevent such US Loan Party or any of its Consolidated Subsidiaries from discontinuing the operation and maintenance of any properties if such discontinuance (i) is, in the judgment of such US Loan Party or such Subsidiary, desirable in the conduct of its business, and (ii) does not have a Material Adverse Effect.

6.6.4           Status Under Securities Laws.  The US Guarantor shall maintain its status as a registered “investment adviser”, under (a) the Investment Advisers Act of 1940 and (b) under the laws of each state in which such registration is required in connection with the investment advisory business of the US Guarantor and, as to (b) only, where a failure to obtain such registration would be likely to have a Material Adverse Effect.  The US Guarantor shall cause Alliance Distributors (i) to maintain its status as a registered “broker/dealer” under the Securities Exchange Act of 1934 and under the laws of each state in which such registration is required in connection with the business of Alliance Distributors and where a failure to obtain such registration would be likely to have a Material Adverse Effect, and (ii) to maintain its membership in the Financial Industry Regulatory Authority, Inc.

6.7           Insurance.  Each US Loan Party will, and will cause each of its Consolidated Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies, in such amounts, containing such terms, in such forms, and for such periods, or shall be self-insured in respect of such risks (with appropriate reserves to the extent required by GAAP), as shall be customary in the industry for companies engaged in similar activities in similar geographic areas.

6.8           Taxes.  Each US Loan Party will, and will cause each of its Consolidated Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments, and other governmental charges imposed upon it or its real property, sales, and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid (a) might by law become a Lien upon any of its property and (b) would be reasonably likely to result in a Material Adverse Effect; provided that any such tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such US Loan Party or such Subsidiary shall have set aside on its books, if and to the extent permitted by GAAP, adequate accruals with respect thereto.

6.9           Inspection of Properties and Books, Etc.

6.9.1           General.  Each US Loan Party shall, and shall cause each of its Subsidiaries to, permit the Banks, through the Administrative Agent or any of the Banks’ other designated representatives, to visit and inspect any of the properties of such US Loan Party or any of its Subsidiaries, to examine the books of account of such US Loan Party and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances, and accounts of such US Loan Party and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may request.  The costs incurred by the Administrative Agent and the Banks in connection with any such inspection shall be borne by the Banks making or requesting the inspection (or, if the Administrative Agent makes an inspection on its own initiative after notice to the Banks, by the Banks jointly, on a pro rata basis according to their Outstanding Loans or, if no Loans are Outstanding, their respective Commitments), except as otherwise provided by Section 15(e).  Any data and information that is obtained by the Administrative Agent or any Bank pursuant to this Section 6.9.1 shall be held subject to Section 20.

6.9.2           Communication with Accountants.  Each US Loan Party authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Banks to communicate directly with such US Loan Party’s independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the Business of such US Loan Party or any of its Subsidiaries.  Each US Loan Party shall be entitled to reasonable prior notice of any such meeting with its independent certified public accountants and shall have the opportunity to have its representatives present at any such meeting.  At the request of the Administrative Agent, each US Loan Party shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 6.9.2.  Any data and information that is obtained by the Administrative Agent or any Bank pursuant to this Section 6.9.2 shall be held subject to Section 20.

6.10           Compliance with Government Mandates, Contracts, and Permits.  Each US Loan Party will and will cause each of its Consolidated Subsidiaries to, comply (if and to the extent that a failure to comply would be likely to have a Material Adverse Effect) with (a) all applicable Government Mandates wherever the business of such US Loan Party or any such Subsidiary is conducted, including all Environmental Laws and all Government Mandates relating to occupational safety and employment matters; (b) the provisions of the certificate of incorporation and by-laws, or the agreement of limited partnership and certificate of limited partnership, or its governing documents in the case of any general partnership, as the case may be, of such US Loan Party and such Subsidiary; (c) all Contracts to which such US Loan Party or any such Subsidiary is party, by which such US Loan Party or any such Subsidiary is or may be bound, or to which any of their respective properties are or may be subject; and (d) the terms and conditions of any Permit used in the Business of such US Loan Party or any such Subsidiary.  If any Permit shall become necessary or required in order that such US Loan Party may fulfill any of its obligations hereunder or under any of the other Loan Documents to which such US Loan Party is a party, such US Loan Party will immediately take or cause its Subsidiaries to take all reasonable steps within the power of such US Loan Party and its Subsidiaries to obtain and maintain in full force and effect such Permit and furnish the Administrative Agent and the Banks with evidence thereof.

6.11           Use of Proceeds.  The Borrower will use the proceeds of the Loans solely as provided in Section 5.16.

6.12           Certain Changes in Accounting Principles.  In the event of a change after the date of this Credit Agreement in (a) GAAP (as defined in clause (b) of the definition of “GAAP” in Section 1.1) or (b) any regulation issued by the Securities and Exchange Commission (either such event being referred to herein as an “Accounting Change”), that results in a material change in the calculations as to compliance with any financial covenant contained in Section 8 or in the calculation of any item to be taken into account in the calculations as to compliance with any such covenant (the “Affected Computation”) in such a manner and to such an extent that, in the good faith judgment of the Chief Financial Officer of the US Guarantor or the Majority Banks, as evidenced by notice from such Majority Banks to the US Guarantor and the Administrative Agent (the “Accounting Notice”), the application of the Accounting Change to the Affected Computation would no longer reflect the intention of the parties to this Credit Agreement, then and in any such event:

(a)           the US Guarantor shall, promptly after either a determination by its Chief Financial Officer as provided above or receipt of an Accounting Notice, give written notice thereof to the Administrative Agent and each Bank, which notice shall be accompanied by a copy of any Accounting Notice and a certificate of the Chief Financial Officer of the US Guarantor:

(i)           describing the Accounting Change in question and the particular covenant or covenants that will be affected by such Accounting Change;

(ii)         setting forth in reasonable detail (including detailed calculations) the manner and extent to which the covenant or covenants listed in such certificate are affected by such Accounting Change; and

(iii)        setting forth in reasonable detail (including detailed calculations) the information required in order to establish that the US Guarantor would be in compliance with the requirements of the covenant or covenants listed in such certificate if such Accounting Change was not effective (or, if the US Guarantor would not be so in compliance, setting forth in reasonable detail calculations of the extent of such non-compliance);

(b)           the US Guarantor and the Banks will enter into good faith negotiations with each other for an equitable amendment of such covenant or covenants, and the definition of GAAP set forth in Section 1.1, pursuant to Section 26 so as to place the parties, insofar as possible, in the same relative position as if such Accounting Change had not occurred;

(c)           for the period from the date on which such Accounting Change becomes effective (the “Effective Date”) to the effective date of an amendment to this Credit Agreement pursuant to Section 26, the US Guarantor shall be deemed to be in compliance with the covenant or covenants listed in such certificate if and so long as (but only if and so long as) the US Guarantor would be in compliance with such covenant or covenants if such Accounting Change had not occurred; and

(d)           if no amendment to this Credit Agreement has become effective within ninety (90) days after the Effective Date of such Accounting Change, then all accounting computations required to be made for purposes of this Credit Agreement thereafter shall be made in accordance with GAAP as in effect immediately prior to such Effective Date.

6.13           Broker-Dealer Subsidiaries.

6.13.1       Maintain Net Capital.  Each Material Broker-Dealer Subsidiary of the US Guarantor that is a U.S. regulated broker-dealer shall not fail to maintain net capital in an amount not less than that required by the Net Capital Rule for a period in excess of five (5) Business Days of the date such Material Broker-Dealer Subsidiary knew of such failure, and each Material Broker-Dealer Subsidiary of the US Guarantor that is a non-U.S. regulated broker-dealer shall not fail to maintain net capital or capital (or the equivalent) in an amount not less than that required by any similar rule, regulation or requirement (including any capital adequacy requirement) of the relevant regulatory authority or authorities in any relevant jurisdiction for a period in excess of five (5) Business Days of the date such Material Broker-Dealer Subsidiary knew of such failure, and

6.13.2       Registration; Qualification.  Each Broker-Dealer Subsidiary must maintain its registration or comparable qualification with its applicable Examining Authority to the extent such registration or comparable qualification is material to the business of the US Guarantor and its Subsidiaries taken as a whole.

7.           CERTAIN NEGATIVE COVENANTS OF THE US GUARANTOR.

The US Guarantor covenants and agrees that, so long as any Loan or any Note is Outstanding or any Bank has any obligation to make any Loans:

7.1           Disposition of Assets.  The US Guarantor will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, in any single transaction or in multiple transactions within any fiscal year of the US Guarantor, sell, transfer, assign, or otherwise dispose of assets of the US Guarantor and its Consolidated Subsidiaries, or enter into any Contract for any such sale, transfer, assignment, or disposition (a “Disposition”), provided, however:

(a)           Consolidated Subsidiaries of the US Guarantor may sell, transfer, assign, or dispose of assets (including 12b-1 Fees) to the US Guarantor or another Consolidated Subsidiary;

(b)           the US Guarantor and any Consolidated Subsidiary of the US Guarantor may make any Disposition (other than a Disposition (whether in one or a series of transactions) of all or substantially all of the assets of the US Guarantor and its Consolidated Subsidiaries) so long as (i) no Default exists or would be caused thereby, (ii) after giving effect to such Disposition the US Guarantor will, on a pro forma basis, be in compliance with the financial covenants set forth in Section 8 hereof, and (c) the assets disposed of in any fiscal year in the aggregate did not generate more than 33 1/3% of the consolidated revenues of the US Guarantor during the immediately preceding fiscal four quarters or if such assets generated revenues during the immediately preceding fiscal four quarters that if subtracted from the consolidated revenues of the US Guarantor during this period would result in consolidated revenues of the US Guarantor of less than $1,200,000,000; and

(c)           the US Guarantor and any Consolidated Subsidiary of the US Guarantor may sell, transfer or assign, or dispose of 12b-1 Fees to Persons other than the US Guarantor and its Consolidated Subsidiaries.  Any Indebtedness in respect of obligations of the US Guarantor and its Consolidated Subsidiaries arising out of such transactions shall constitute “Funded Debt”.

This covenant is not intended to restrict the conversion of a short-term investment of any US Loan Party into cash or into another investment which remains an asset of such US Loan Party.

7.2           Fundamental Changes.  The US Guarantor will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, become a party to any merger, dissolution or consolidation involving all or substantially all of its assets (whether in one or a series of transactions) (any such transaction, a “Reorganization” and the term “Reorganize” shall have a correlative meaning) or purchase or acquire all or substantially all of the assets or Equity Securities of a Person or a business unit of a Person (whether in one or a series of transactions) (each, an “Acquisition”) or enter into any Contract providing for any Reorganization or Acquisition, provided, however, so long as no Default or Event of Default then exists or would be caused thereby:

(a)           any Consolidated Subsidiary may merge with (i) a US Loan Party, provided that such US Loan Party shall be the continuing or surviving Person, or (ii) any one or more Consolidated Subsidiaries;

(b)           any Person may merge with (i) a US Loan Party provided that (x) such US Loan Party shall be the continuing or surviving Person, and (y) such Person merging into such US Loan Party is in the same line of business as the US Guarantor and its Subsidiaries or a line of business reasonably related thereto, or (ii) any one or more Consolidated Subsidiaries, provided that (x) such Consolidated Subsidiary shall be the continuing or surviving Person, (y) such Person merging into a Consolidated Subsidiary is in the same line of business as the US Guarantor and its Subsidiaries or a line of business reasonably related thereto; and

(c)           the US Guarantor or any Consolidated Subsidiary may purchase or acquire all or substantially all of the Equity Securities or assets of a Person or a business unit of a Person, provided that (i) such Person is in the same line of business as the US Guarantor and its Subsidiaries or a line of business related thereto and (ii) after giving effect to such purchase or acquisition, the US Guarantor will, on a pro forma basis, be in compliance with the financial covenants set forth in Section 8.

7.3           Restrictions on Liens.  The US Guarantor will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to (a) create or incur, or cause, permit, or suffer to be created or incurred or to exist, any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device, or arrangement; (d) suffer to exist any Indebtedness or claim or demand for a period of time such that the same by Government Mandate or upon bankruptcy or insolvency, or otherwise, would be given any priority whatsoever over its general creditors; or (e) assign, pledge, or otherwise transfer any accounts, contract rights, general intangibles, chattel paper, or instruments, with or without recourse, other than a transfer or assignment in connection with a Disposition permitted under Section 7.1 or Reorganization or Acquisition permitted under Section 7.2 or an Investment permitted under Section 7.4; provided that the US Guarantor and any Subsidiary of the US Guarantor may create or incur, or cause, permit, or suffer to be created or incurred or to exist:

(i)           Liens imposed by Government Mandate to secure taxes, assessments, and other government charges in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves are maintained in accordance with GAAP;

(ii)           statutory Liens of carriers, warehousemen, mechanics, suppliers, laborers, and materialmen, and other like Liens in the ordinary course of business, in each case in respect of obligations not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves are maintained in accordance with GAAP;

(iii)           Liens arising out of pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(iv)          Liens on deposits to secure performance of bids or performance bonds and other similar Liens, in the ordinary course of business;

(v)           Liens on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, defects and irregularities in the title thereto, and other minor Liens, provided, none of such Liens in the reasonable opinion of the US Guarantor interferes materially with the use of the affected property in the ordinary conduct of the business of the US Guarantor and its Subsidiaries;

(vi)           the rights and interests of landlords and lessors under leases of Real Estate leased by the US Guarantor or one of its Subsidiaries, as lessee;

(vii)          Liens outstanding on the Closing Date and set forth on Schedule 7.3;

(viii)         Liens in favor of either the US Guarantor or a Consolidated Subsidiary on all or part of the assets of any Subsidiary of the US Guarantor securing Indebtedness owing by such Subsidiary to the US Guarantor or such Consolidated Subsidiary, as the case may be;

(ix)           Liens on interests of the US Guarantor or its Subsidiaries in partnerships or joint ventures consisting of binding rights of first refusal, rights of first offer, take-me-along rights, third-party offer provisions, buy-sell provisions, other transfer restrictions and conditions relating to such partnership or joint venture interests, and Liens granted to other participants in such partnership or joint venture as security for the performance by the US Guarantor or its Subsidiaries of their obligations in respect of such partnership or joint venture;

(x)            UCC notice filings in connection with non-recourse sales of 12b-1 Fees (other than sales constituting a collateral security device);

(xi)           Liens securing purchase money Indebtedness so long as such Liens are only on the asset acquired with such purchase money Indebtedness and secure only the Indebtedness incurred to purchase such asset;

(xii)          Liens incurred or otherwise arising in connection with the Securities Trading Activities of the Broker-Dealer Subsidiaries;

(xiii)         Liens in favor of the Administrative Agent or any Bank to secure the Obligations; and

(xiv)         Liens (in addition to those specified in clauses (i) through (xiii) above) securing Indebtedness in an aggregate amount for the US Guarantor and all of its Consolidated Subsidiaries taken together not in excess of $80,000,000 outstanding at any point in time (but excluding from the amount of any such Indebtedness that portion which is fully covered by insurance and as to which the insurance company has acknowledged to the Administrative Agent its coverage obligation in writing).

7.4           Restrictions on Investments.  The US Guarantor will not, and will not cause, permit, or suffer any of its Consolidated Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

(a)           Investments in marketable securities, liquid investments, and other financial instruments that are acquired for investment purposes and that have a value that may be readily established, including any such Investment that may be readily sold or otherwise liquidated in any mutual fund for which the US Guarantor or one of its Subsidiaries serves as investment manager or adviser;

(b)           Investments received in connection with the settlement of past due accounts;

(c)           Guarantees otherwise constituting permitted Funded Debt;

(d)           So long as no Event of Default exists or would be caused thereby, Investments in funds or other vehicles managed by the US Guarantor or one of its affiliates in the ordinary course;

(e)           Investments by the Broker-Dealer Subsidiaries consisting of purchases, borrowings and other acquisitions of securities and other financial instruments in connection with the Securities Trading Activities of the Broker Dealer Subsidiaries;

(f)            Investments existing on the Closing Date and set forth on Schedule 7.4; and

(g)           Other Investments, so long as no Default exists or would be caused thereby and the US Guarantor would be, on a pro forma basis, in compliance with the financial covenants set forth in Section 8 hereof; provided, however, that with respect to any acquisition of all or substantially all of the Equity Securities or assets of a Person, such acquisition shall relate solely to Equity Securities in another Person engaged primarily in, or assets of another Person used primarily for, the same line of business as the Borrower and its Subsidiaries or a line of business reasonably related thereto.

7.5           Restrictions on Funded Debt.  The US Guarantor will not cause, permit, or suffer any of the Consolidated Subsidiaries to, create, incur, assume, guarantee, or be or remain liable, contingently or otherwise, with respect to any Funded Debt if as a result the US Guarantor will not be in compliance with the financial covenants set forth in Section 8 hereof.

7.6           Distributions.  The US Guarantor shall not cause, permit, or suffer any restriction or Lien on the ability of any Consolidated Subsidiary to (a) pay, directly or indirectly, any Distributions to the US Guarantor or any other Subsidiary of the US Guarantor, (b) make any payments, directly or indirectly, in respect of any Indebtedness or other obligation owed to the US Guarantor or any of its Subsidiaries, (c) make loans or advances to the US Guarantor or any other Subsidiary of the US Guarantor, or (d) sell, transfer, assign, or otherwise dispose of any property or assets to the US Guarantor or any other Subsidiary of the US Guarantor, except, in each such case, restrictions or Liens (aa) that exist under or by reason of applicable Government Mandates, including any net capital rules, (bb) that are imposed only, as to Indebtedness of the US Guarantor or any Consolidated Subsidiary incurred prior to the date hereof, upon a failure to pay when due any of such Indebtedness, or, as to Indebtedness of the US Guarantor or any Consolidated Subsidiary incurred on or after the date hereof, upon an acceleration of such Indebtedness or a failure to pay the full amount of such Indebtedness at maturity, or (cc) that arise by reason of the maintenance by any Subsidiary that is not a Consolidated Subsidiary of a level of net worth for the purpose of ensuring that limited partnerships for which it serves as general partner will be treated as partnerships for federal income tax purposes.  Notwithstanding the foregoing, any portion of net earnings of any Consolidated Subsidiary that is unavailable for payment of dividends to the US Guarantor or any other Consolidated Subsidiary by reason of a restriction or Lien permitted under any of clauses (aa), (bb), and (cc) shall be excluded from the calculation of Consolidated Net Income (or Loss).

7.7           Transactions with Affiliates.  The US Guarantor will not, and will not cause, permit, or suffer any of its Subsidiaries to, directly or indirectly, enter into any Contract or other transaction with any Affiliate of the US Guarantor or any of its Subsidiaries that is material to the US Guarantor and the Consolidated Subsidiaries taken as a whole, unless either: (a) such Contract or transaction relates solely to compensation arrangements with directors, officers, or employees of the US Guarantor, the General Partner, or the Consolidated Subsidiaries, or (b) such transaction is in the ordinary course of business and is, taking into account the totality of the relationships involved, on fair and reasonable terms no less favorable to the US Guarantor and the Consolidated Subsidiaries taken as a whole than would be obtained in comparable arm’s length transactions with Persons that are not Affiliates of the US Guarantor or its Subsidiaries, or (c) the Contract or other transaction is in connection with a Reorganization or Acquisition permitted under Section 7.2 hereof.

7.8           Fiscal Year.  The US Guarantor shall not change its fiscal year unless the parties to the Loan Documents shall first enter into amendments to the Loan Documents such that the rights of the parties to the Loan Documents will not be affected by the change in the fiscal year of the US Guarantor, and the parties shall enter into such amendments as may be required in connection with a change of the US Guarantor’s fiscal year.

7.9           Compliance with Environmental Laws.  The US Guarantor will not, and will not cause, permit, or suffer any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage, or disposal of Hazardous Substances, (b) cause, permit, or suffer to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) or threatened release of Hazardous Substances on, upon, or into the Real Estate, or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each case, so as would be likely to have a Material Adverse Effect.

7.10           Employee Benefit Plans.  The US Guarantor will not, and will not cause, permit, or suffer any ERISA Affiliate to:

(a)           engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code that could result in a material liability for the US Guarantor and its Consolidated Subsidiaries taken as a whole;

(b)           permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived;

(c)           fail to contribute to any Guaranteed Pension Plan to an extent that, or terminate any Guaranteed Pension Plan in a manner that, could result in the imposition of a Lien on the assets of the US Guarantor or any of its Subsidiaries pursuant to §302(f) or §4068 of ERISA; or

(d)           permit or take any action that would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $50,000,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

7.11          Amendments to Certain Documents.  The US Guarantor shall not, without the prior written consent of the Administrative Agent in each instance, permit or suffer any material amendments, modifications, supplements, or restatements of its certificate of limited partnership or the US Guarantor Partnership Agreement (or, following any conversion of the US Guarantor to a corporation, its certificate of incorporation or by-laws) that (i) relate to the determination of Available Cash Flow or Operating Cash Flow under the US Guarantor Partnership Agreement, or (ii) could reasonably be expected to materially adversely affect the ability of the US Guarantor to perform and observe its obligations under the Loan Documents or the legal rights and remedies of the Banks and the Administrative Agent under any of the Loan Documents.

8.             FINANCIAL COVENANTS OF THE US GUARANTOR.

The US Guarantor covenants and agrees that, so long as any Loan or any Note is Outstanding or any Bank has any obligation to make any Loans:

8.1           Consolidated Leverage Ratio.  The US Guarantor will not at any time permit its Consolidated Leverage Ratio to exceed 3.00 to 1.00.

8.2           Minimum Consolidated Net Worth.  As of the last day of each calendar quarter, the US Guarantor shall not permit its Consolidated Net Worth to be less than $1,300,000,000.

8.3           Miscellaneous.  For purposes of this Section 8, demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

9.             CLOSING CONDITIONS.

The obligations of the Banks to enter into this Credit Agreement shall be subject to the satisfaction of the following conditions precedent at or before the Closing Date:

9.1           Financial Statements and Material Changes.  The Banks shall be reasonably satisfied that (a) the financial statements of the US Guarantor and the Consolidated Subsidiaries referred to in Section 5.4 fairly present in all material respects the business and financial condition and the results of operations of the US Guarantor and the Consolidated Subsidiaries as of the dates and for the periods to which such financial statements relate, and (b) there shall have been no material adverse change in the Business of the US Guarantor and the Consolidated Subsidiaries taken as a whole since the dates of such financial statements.

9.2           Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.  Each Bank and the Administrative Agent shall have received a fully executed copy of each such document.

9.3           Certified Copies of Charter Documents.  Each of the Banks and the Administrative Agent shall have received from the US Guarantor, the General Partner and the Borrower (a) a copy of its certificate of limited partnership, certificate of incorporation, certificate of formation or other charter document duly certified as of a recent date by the Secretary of State of Delaware, (b) a copy, certified by a duly authorized officer of such Entity to be true and complete on the Closing Date, of its agreement of limited partnership, by-laws, limited liability company agreement or equivalent document as in effect on such date, and (c) a certificate of the Secretary of State of Delaware as to the due organization, legal existence, and good standing of such Entity.  The certificate of incorporation, partnership agreement and by-laws, certificate of limited partnership or certificate of formation of limited liability company agreement, as the case may be, of the US Guarantor, the General Partner and the Borrower shall be in all respects satisfactory in form and substance to the Banks and the Administrative Agent.

9.4           Partnership, Corporate and Company Action.  All partnership, corporate or company action necessary for the valid execution, delivery, and performance by the each Loan Party of this Credit Agreement and the other Loan Documents to which it is or is to become a party, and all corporate action necessary for the General Partner to cause the US Guarantor to execute, deliver, and perform this Credit Agreement and the other Loan Documents to which the US Guarantor is or is to become a party, shall have been duly and effectively taken, evidence thereof reasonably satisfactory to the Banks and the Administrative Agent shall have been provided to each of the Banks, and such action shall be in full force and effect at the Closing Date.

9.5           Consents.  Each party hereto shall have duly obtained all consents and approvals of Government Authorities and other third parties, and shall have effected all notices, filings, and registrations with Government Authorities and other third parties, as may be required in connection with the execution, delivery, performance, and observance of the Loan Documents; all of such consents, approvals, notices, filings, and registrations shall be in full force and effect; and the Banks and the Administrative Agent shall have each received evidence thereof satisfactory to them.

9.6           Opinions of Counsel.  Each of the Banks and the Administrative Agent shall have received a favorable opinion addressed to the Banks and the Administrative Agent, dated as of the Closing Date, from Sidley Austin LLP, special United Sates counsel to the Loan Parties, and from Linklaters LLP, counsel to AXA, in the form of Exhibits I-1 and I-2 hereto, respectively.

9.7           Proceedings.  Except as may be disclosed in the US Guarantor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, there shall be no Proceedings pending or threatened the result of which, if adversely determined, is reasonably likely to impair or prevent the US Guarantor’s or the Borrower’s performance and observance of its obligations under this Credit Agreement and the other Loan Documents.

9.8           Incumbency Certificate.  Each of the Banks and the Administrative Agent shall have received from each Loan Party an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Loan Party and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Loan Party, each of the Loan Documents to which such Loan Party is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and Swing Loan Requests; and (c) in the case of the Borrower, to give notices and to take other action on behalf of the Borrower under the Loan Documents.

9.9           Fees.  The Borrower shall have paid to the Administrative Agent for the accounts of the Banks all fees then payable.

9.10         Representations and Warranties True; No Defaults.  The Administrative Agent and the Banks shall have received a certificate of an officer of the US Guarantor and the General Partner, in form and substance satisfactory to the Administrative Agent and the Banks, to the effect that (i) each of the representations and warranties set forth herein and each of the other Loan Documents is true and correct in all material respects on and as of the Closing Date, and (ii) no material defaults exist under any material contract or agreement of the US Guarantor or the Borrower, including, without limitation, this Credit Agreement and the other Loan Documents.

9.11         Determinations under Section 9.  Without limiting the generality of the provisions of Section 13.1.4, for purposes of determining compliance with the conditions specified in this Section 9, each Bank that has signed this Credit Agreement shall be deemed to have consented to, approved, accepted and to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

10.           CONDITIONS TO ALL BORROWINGS.

The obligations of the Banks to make any Loan, including the Revolving Credit Loans and the Swing Loans, whether on or after the Closing Date, shall also be subject to the satisfaction of the conditions precedent set forth below.  Each of the submission of a Loan Request or a Swing Loan Request by the Borrower and the acceptance by the Borrower of any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth below have been satisfied.

10.1         No Default.  No Default or Event of Default shall have occurred and be continuing.

10.2         Representations True.  Each of the representations and warranties of each Loan Party and its Subsidiaries contained in this Credit Agreement (other than the representation and warranty set forth in Section 5.5), the other Loan Documents, or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true and correct in all material respects as of the time of the making of such Loan, with the same effect as if made at and as of that time (except (a) to the extent that such representations and warranties expressly relate to a prior date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the US Guarantor and its Consolidated Subsidiaries taken as a whole).

10.3         Loan Request.  In the case of a Revolving Credit Loan, the Administrative Agent shall have received a Loan Request as provided in Section 2.8.1.  In the case of a Swing Loan, the each Bank and the Administrative Agent shall have received a Swing Loan Request as provided in Section 2.8.2.

10.4         Payment of Fees.  Without limiting any other condition, the Borrower shall have paid to the Administrative Agent, for the account of the Banks and the Administrative Agent as appropriate, all fees and other amounts due and payable under the Loan Documents at or prior to the time of the making of such Loan.

10.5         No Legal Impediment.  No change shall have occurred in any Government Mandate that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan (it being understood that this section shall be a condition only for the Bank or Banks affected by such Government Mandate).

11.           EVENTS OF DEFAULT; ACCELERATION; ETC.

11.1         Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           failure to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)           failure to pay any interest on the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for five (5) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

(c)           any US Loan Party shall fail to perform or observe any of its covenants contained in Sections 6.5.1, 6.6.1, 7.1, 7.2, 7.3(xiv), 7.11, 8, or, if such failure relates to a Lien securing Funded Debt, 7.3;

(d)           any US Loan Party or any of its Subsidiaries shall fail to perform or observe any term, covenant, or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 11) for thirty (30) days after written notice of such failure has been given to such US Loan Party by the Administrative Agent, provided, that a failure to perform or observe the terms, covenants and agreements set forth in Section 6.4, Section 6.5.3, Section 6.9 or Section 6.13.1 that continues for more than ten (10) days (regardless of whether notice of such failure is given to such US Loan Party) shall constitute an Event of Default hereunder;

(e)           any representation or warranty of any US Loan Party or any of its Subsidiaries in this Credit Agreement, any of the other Loan Documents, or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been incorrect in any material respect upon the date when made or deemed to have been made or repeated;

(f)            failure to make a payment of principal or interest, or the occurrence of a default, event of default, or other event permitting (with or without the passage of time or the giving of notice) acceleration or exercise of remedies or, with respect to any Swap Contract, as to which the US Guarantor or any Subsidiary is the defaulting party, permitting early termination thereof shall occur with respect to (i) any Indebtedness for money borrowed, (ii) any Indebtedness in respect of the deferred purchase price of goods or services, (iii) any Capitalized Lease, (iv) any Broker-Dealer Debt, (v) any Swap Contract or (vi) any Synthetic Lease Obligation, of the US Guarantor or any of its Subsidiaries, having a principal amount (or (x) in the case of a Capitalized Lease, scheduled rental payments with a discounted present value from the last day of the initial term to the date of determination as determined in accordance with generally accepted accounting principles or (y) in the case of a Swap Contract, the Swap Termination Value or (z) in the case of a Synthetic Lease Obligation, the amount of Attributable Indebtedness with respect thereto), (A) in any one case, of  $100,000,000 or more, or (B) in the aggregate, of $250,000,000 or more, and such failure to make a payment of principal or interest, or a default, event of default, or other event shall continue for such period of time as would entitle the holder of such Indebtedness, Capitalized Lease, Swap Contract or Synthetic Lease Obligation (with or without notice) to accelerate such Indebtedness or terminate such Capitalized Lease, Swap Contract or Synthetic Lease Obligation;

(g)           any of the Loan Documents shall be cancelled, terminated, revoked, or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent, or approval of the Banks, or any Proceeding to cancel, revoke, or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of its Subsidiaries party thereto, or any Government Authority of competent jurisdiction shall make a determination that, or issue a Government Mandate to the effect that, any material provision of one or more of the Loan Documents is illegal, invalid, or unenforceable in accordance with the terms thereof;

(h)           the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, or receiver of the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary or of any substantial part of the assets of the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary, or shall commence any Proceeding relating to the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such Proceeding shall be commenced against the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary and any of such parties shall indicate its approval thereof, consent thereto, or acquiescence therein;

(i)            either (i) an involuntary Proceeding relating to the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or similar law of any jurisdiction, now or hereafter in effect is commenced and not dismissed or vacated within sixty (60) days following entry thereof, or (ii) a decree or order is entered appointing any trustee, custodian, liquidator, or receiver described in (h) or adjudicating the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such Proceeding, or a decree or order for relief is entered in respect of the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary in an involuntary Proceeding under federal bankruptcy laws as now or hereafter constituted;

(j)            there shall remain in force, undischarged, unsatisfied, and unstayed, for more than forty-five (45) days, any final judgment or order against the US Guarantor or any of its Subsidiaries, that, with any other such outstanding final judgments or orders, undischarged, against the US Guarantor and its Subsidiaries taken together exceeds in the aggregate $50,000,000;

(k)           with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the US Guarantor or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $50,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(l)            any of the following: (i) the US Guarantor shall fail to be duly registered as an “investment adviser” under the Investment Advisers Act of 1940; or (ii) Alliance Distributors shall cease to be duly registered as a “broker/dealer” under the Securities Exchange Act of 1934 or shall cease to be a member in good standing of the National Association of Securities Dealers, Inc., in each case, to the extent required;

(m)           the US Guarantor, Alliance Distributors, the General Partner, the Borrower or any Material Subsidiary shall either (i) be indicted for a federal or state crime and, in connection with such indictment, Government Authorities shall seek to seize or attach, or seek a civil forfeiture of, property of the US Guarantor, Alliance Distributors, the General Partner, the Borrower or one or more of such Material Subsidiaries having a fair market value in excess of $50,000,000, or (ii) be found guilty of, or shall plead guilty, no contest, or nolo contendere to, any federal or state crime, a punishment for which could include a fine, penalty, or forfeiture of any assets of the US Guarantor, Alliance Distributors, the General Partner, the Borrower or such Material Subsidiary having in any such case a fair market value in excess of $50,000,000; or

(n)           AllianceBernstein Corporation shall cease to be the sole general partner of the US Guarantor, and such circumstance shall continue for thirty (30) days after written notice of such circumstance has been given to the US Guarantor, provided, that the admission of additional Persons as general partner of the US Guarantor shall not constitute an Event of Default if, prior to the admission of any such general partner, the US Guarantor delivers to the Banks (i) the documentation with respect to such general partner that would be required under Section 9.3 if such Person were a General Partner on the Closing Date, (ii) an incumbency certificate for such general partner as required for the US Guarantor pursuant to Section 9.8, and (iii) an opinion from counsel reasonably acceptable to the Banks, in form and substance reasonably satisfactory to the Banks, as to such general partner’s power and authority to act on behalf of the US Guarantor as a general partner of the US Guarantor; or

(o)           an “Event of Default” as defined in the AXA Guaranty shall have occurred and be continuing and the Borrower or the US Guarantor shall fail to pay, within five (5) Business Days after notice in writing to the Borrower from the Administrative Agent, acting at the request of, or with the consent of, the Majority Banks, any Obligations owing with respect to any Loan Document;

then, and in any such event, so long as the same may be continuing, the Administrative Agent shall, at the request of, or may with the consent of, the Majority Banks take one or more of the following actions: (x) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitment shall be terminated; and (y) by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, any Notes, and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Borrower.  In addition, in any such event, so long as the same may be continuing, the Administrative Agent may or, at the request of the Majority Banks, shall exercise on behalf of itself and the Banks all other rights and remedies available to it and the Banks under the Loan Documents or applicable law.  Notwithstanding the foregoing, in the event of any Event of Default specified in Section 11.1(h) or Section 11.1(i) or Section 9(d) of the AXA Guaranty, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank, and any unused portion of the Total Commitment hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans to the Borrower.  Any declaration under this Section 11.1 may be rescinded by the Majority Banks after the Events of Default leading to such declaration are cured or waived.

11.2           Termination of Commitments.  No termination of the Total Commitment hereunder shall relieve any US Loan Party of any of the Obligations or any of its existing obligations to any of the Banks arising under this Credit Agreement, the Notes or the other Loan Documents.

11.3           Application of Monies.  In the event that, during the continuance of any Default or Event of Default, the Administrative Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of rights under the Loan Documents, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent and the Banks for or in respect of all costs, expenses, disbursements, and losses that shall have been incurred or sustained by the Administrative Agent and the Banks in connection with the collection of such monies by the Administrative Agent or any such Banks, for the exercise, protection, or enforcement by the Administrative Agent or any such Banks of all or any of the rights, remedies, powers, and privileges of the Administrative Agent or any such Banks under this Credit Agreement or any of the other Loan Documents, or in support of any provision of adequate indemnity to the Administrative Agent or any such Banks against any taxes or Liens that by Government Mandate shall have, or may have, priority over the rights of the Administrative Agent or any such Banks to such monies;

(b)           Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions among Obligations owing to the Banks and the Administrative Agent with respect to each type of Obligation such as interest, principal, fees, and expenses, shall be made among the Banks and the Administrative Agent pro rata according to the respective amounts thereof; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)           Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

12.            SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to any US Loan Party and any securities or other property of any US Loan Party in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the US Loan Parties to such Bank.  Each of the Banks agrees with each other Bank that if such Bank shall receive from any US Loan Party, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the Obligations held by such Bank by Proceedings against any US Loan Party, by proof thereof in bankruptcy, reorganization, liquidation, receivership, or similar Proceedings, or otherwise, and shall retain and apply to the payment of the Obligations held by such Bank, any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations held by all of the Banks (exclusive of payments to be made for the account of less than all of the Banks as provided in Sections 3.2.2, 4.6, 4.7, 4.9 and 4.11), such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations held by it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

13.           THE ADMINISTRATIVE AGENT.

13.1.1                      Appointment and Authority.  Each of the Banks hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Banks, and no Loan Party shall have any rights as a third party beneficiary of any of such provisions.

13.1.2                      Administrative Agent Individually.  (a)  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

(b)           Each Bank understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Administrative Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 13.1 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates.  Furthermore, the Administrative Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates.  Each Bank understands and agrees that in engaging in the Activities, the Administrative Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents) which information may not be available to any of the Banks that are not members of the Administrative Agent’s Group.  None of the Administrative Agent nor any member of the Administrative Agent’s Group shall have any duty to disclose to any Bank or use on behalf of the Banks, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Bank such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Banks.

(c)           Each Bank further understands that there may be situations where members of the Administrative Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks (including the interests of the Banks hereunder and under the other Loan Documents).  Each Bank agrees that no member of the Administrative Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Administrative Agent’s Group, and that each member of the Administrative Agent’s Group may undertake any Activities without further consultation with or notification to any Bank.  None of (i) this Credit Agreement nor any other Loan Document, (ii) the receipt by the Administrative Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Administrative Agent’s Group to any Bank including any such duty that would prevent or restrict the Administrative Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

13.1.3      Duties of Administrative Agent; Exculpatory Provisions.  (a)  The Administrative Agent's duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 15 and 26) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until any Loan Party or any Bank shall have given notice to the Administrative Agent describing such Default and such event or events.

(c)           Neither the Administrative Agent nor any member of the Administrative Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or (v) the satisfaction of any condition set forth in Section 9 or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)           Nothing in this Credit Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any "know your customer" or other checks in relation to any person on behalf of any Bank and each Bank confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

13.1.4      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Bank prior to the making of such Loan, and in the case of a Borrowing, such Bank shall not have made available to the Administrative Agent such Bank’s ratable portion of such Borrowing.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.1.5      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Section 13.1 and Sections 15 and 16 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

13.1.6       Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give 60 days prior written notice of its resignation to the Banks and the Borrower.  Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a Bank with an office in the United States, or an Affiliate of any such Bank with an office in the United States.  Any such appointment shall be subject to the consent of the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Bank Appointment Period”), then the retiring Administrative Agent may on behalf of the Banks, appoint a successor Administrative Agent meeting the qualifications set forth above, which shall be subject to the consent of the Borrower at all times other than during the continuance of an Event of Default (which consent shall not be unreasonably withheld or delayed).  In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Banks, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Bank Appointment Period notify the Borrower and the Banks that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three Business Days after the date of such notice.  Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13.1 and Sections 15 and 16 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation pursuant to this Section 13.1.6 by a Person acting as Administrative Agent shall, unless such Person shall notify the Borrower and the Banks otherwise, also act to relieve such Person and its Affiliates of any obligation to advance Swing Loans where such advance is to occur on or after the effective date of such resignation.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Bank, (ii) the retiring Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, (iii) the successor Bank shall enter into an Assignment and Assumption and acquire from the retiring Bank each outstanding Swing Loan of such retiring Bank for a purchase price equal to par plus accrued interest.

13.1.7      Non-Reliance on Administrative Agent and Other Banks.  (a)  Each Bank confirms to the Administrative Agent, each other Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Credit Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Credit Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b)           Each Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Credit Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Credit Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Credit Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)           the financial condition, status and capitalization of the Borrower and each other Loan Party;

(ii)           the legality, validity, effectiveness, adequacy or enforceability of this Credit Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii)          determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)          the adequacy, accuracy and/or completeness of the Information Memorandum and any other information delivered by the Administrative Agent, any other Bank or by any of their respective Related Parties under or in connection with this Credit Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

13.1.8      No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners, Arrangers or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Bank hereunder.

13.1.9      Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and its counsel and all other amounts due the Banks and the Administrative Agent under Sections 2.2, 2.3 and 15) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.2, 2.3 and 15.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

13.2           Other Agents; Arrangers and Managers.  None of the Banks or other Persons identified on the facing page or signature pages of this Credit Agreement as a “co-syndication agent,” “book manager,” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Banks, those applicable to all Banks in their individual capacity as parties hereto.  Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank.  Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

13.3           Payments.

13.3.1       Payments to Administrative Agent.  A payment by any Loan Party to the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank.  The Administrative Agent shall promptly distribute to each Bank such Bank’s pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

13.3.2      Distribution by Administrative Agent.  If in the reasonable opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under any Notes, or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make the same shall have been adjudicated by a court of competent jurisdiction.  If any Government Authority shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such Government Authority.

13.3.3      Delinquent Banks.  Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Administrative Agent its pro rata share of any Loan, or (b) to comply with the provisions of Section 12 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when, and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied.  A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of Outstanding Loans, interest, fees, or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all Outstanding Loans.  The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all Outstanding Loans.  A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all Outstanding Loans of the non-delinquent Banks, the Banks’ respective pro rata shares of all Outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

13.4           Holders of Notes.  Subject to Section 18, the Administrative Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee, or transferee.

13.5           Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Banks severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

14.            GUARANTY

14.1           Guaranty.  (a)  The US Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Borrower now or hereafter existing under or in respect of this Credit Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Bank in enforcing any rights under this Credit Agreement.  Without limiting the generality of the foregoing, the US Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or any Bank under or in respect of this Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b)           The US Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Bank under this Section 14 or the AXA Guaranty or any other guaranty, the US Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Banks under or in respect of the Loan Documents.

14.2          Guaranty Absolute.  The US Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Bank with respect thereto.  The obligations of the US Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of this Credit Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the US Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.  The liability of the US Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the US Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of this Credit Agreement, any Note or any agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Borrower under or in respect of this Credit Agreement and the Notes, or any other amendment or waiver of or any consent to departure from this Credit Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

(c)           any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)           any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of the Borrower under this Credit Agreement and the Notes or any other assets of the Borrower or any of its Subsidiaries;

(e)           any change, restructuring or termination of the company (or equivalent) structure or existence of the Borrower or any of its Subsidiaries;

(f)            any failure of the Administrative Agent or any Bank to disclose to the Borrower any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower now or hereafter known to the Administrative Agent or such Bank (the US Guarantor waiving any duty on the part of the Administrative Agent and the Banks to disclose such information);

(g)           the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of the US Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)           any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Bank that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Bank or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

14.3           Waivers and Acknowledgments.  (a)  The US Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Bank protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b)           The US Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)           The US Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Bank that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the US Guarantor or other rights of the US Guarantor to proceed against the Borrower, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the US Guarantor hereunder.

(d)           The US Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Bank to disclose to the US Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Bank.

(e)           The US Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Credit Agreement and the Notes and that the waivers set forth in Section 14.2 and this Section 14.3 are knowingly made in contemplation of such benefits.

14.4           Subrogation.  The US Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the US Guarantor's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Bank against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated.  If any amount shall be paid to the US Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Banks, shall be segregated from other property and funds of the US Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Credit Agreement and the Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.  If (i) the US Guarantor shall make payment to the Administrative Agent or any Bank of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Banks will, at the US Guarantor's request and expense, execute and deliver to the US Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the US Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the US Guarantor pursuant to this Guaranty.

14.5           Subordination.  The US Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to the US Guarantor by the Borrower (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14.5:

(a)           Prohibited Payments, Etc.  Except after the occurrence and during the continuance of an Event of Default described in Section 11.1 (a), (b), (h) or (i) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), and, further, after the completion of the five Business Day period referred to in the next sentence, the US Guarantor may receive payments from the Borrower on account of the Subordinated Obligations.  After the occurrence and during the continuance of any Event of Default described in Section 11.1 (a), (b), (h) or (i) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), if the US Guarantor fails to pay amounts demanded under Section 14.1(a) for a period of five Business Days, however, unless the Majority Banks otherwise agree, the US Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)           Prior Payment of Guaranteed Obligations.  In any proceeding under any Bankruptcy Law relating to the Borrower, the US Guarantor agrees that the Administrative Agent and the Banks shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the US Guarantor receives payment of any Subordinated Obligations.

(c)           Turn-Over.  After the occurrence and during the continuance of any Event of Default described in Section 11.1 (a), (b), (h) or (i) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), if the US Guarantor fails to pay amounts demanded under Section 14.1(a) for a period of five Business Days, the US Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the Banks and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the US Guarantor under the other provisions of this Guaranty.

(d)           Agent Authorization.  After the occurrence and during the continuance of any Event of Default described in Section 11.1 (a), (b), (h) or (i) (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to the Borrower), if the US Guarantor fails to pay amounts demanded under Section 14.1(a) for a period of five Business Days, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the US Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the US Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

14.6           Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the US Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the Banks and their successors, transferees and assigns.  Without limiting the generality of clause (c) of the immediately preceding sentence, the Administrative Agent or any Bank may assign or otherwise transfer all or any portion of its rights and obligations under this Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Bank herein or otherwise, in each case as and to the extent provided in Section 18.  The US Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Banks.

15.           EXPENSES.

The Borrower shall upon demand either, as the Banks or the Administrative Agent may require and regardless of whether any Loans are made hereunder, pay in the first instance or reimburse the Banks and the Administrative Agent (to the extent that payments for the following items are not made under the other provisions hereof) for (a) the reasonable out-of-pocket costs of producing and reproducing this Credit Agreement, the other Loan Documents, and the other agreements and instruments mentioned herein, (b) reasonable out-of-pocket expenses incurred in connection with the syndication of this facility, (c) the reasonable fees, expenses, and disbursements of the Administrative Agent’s special counsel incurred in connection with the preparation, the administration, or interpretation of the Loan Documents, the other instruments mentioned herein, and the term sheet for the transactions contemplated by this Credit Agreement, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses, and disbursement of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and (e) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of any Bank or the Administrative Agent (provided such fees are non-duplicative of fees of outside counsel), and reasonable consulting, accounting, appraisal, investment banking, and similar professional fees and charges) incurred by any Bank or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any Loan Party or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any Proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank’s or the Administrative Agent’s relationship with any Loan Party or any of its Subsidiaries.  The Borrower shall not be responsible under clause (e) above for the fees and costs of more than one law firm in any one jurisdiction with respect to any one Proceeding or set of related Proceedings for the Administrative Agent and the Banks, unless any of the Administrative Agent and the Banks shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Borrower or there are other circumstances that in the reasonable judgment of the Administrative Agent and the Banks make separate counsel advisable.  The covenants of this Section 15 shall survive payment or satisfaction of all other Obligations and the termination of the Commitments and the Loan Documents.

16.           INDEMNIFICATION.

The Borrower shall, regardless of whether any Loans are made hereunder, indemnify and hold harmless the Administrative Agent and the Banks, together with their respective shareholders, directors, agents, officers, Subsidiaries, and Affiliates, from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, causes of action, and Proceedings, and reasonable costs and expenses in connection therewith, incurred, suffered, sustained, or required to be paid by an indemnified party by reason of or resulting, directly or indirectly, from the transactions contemplated by the Loan Documents, including (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) any US Loan Party or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, or (c) with respect to any US Loan Party and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substances or any Proceeding brought or threatened with respect to any Hazardous Substances (including claims with respect to wrongful death, personal injury, or damage to property), in each case including the reasonable fees and disbursements of legal counsel and non-duplicative reasonable allocated costs of internal legal counsel incurred in connection with any such Proceeding (collectively, the “Indemnified Liabilities”), provided, however, the Borrower shall not be obligated to indemnify any party for any damages, losses, settlement payments, obligations, liabilities, claims, causes of action, Proceedings, costs, and expenses that were caused directly by (i) the gross negligence or willful misconduct of the indemnified party or (ii) any breach by any Bank of its obligation to fund a Loan pursuant to this Credit Agreement, provided that the Borrower is not then in Default.  In Proceedings, or the preparation therefor, the indemnified parties shall be entitled to select their legal counsel and, in addition to the foregoing indemnity, the Borrower shall, promptly upon demand, pay in the first instance, or reimburse the indemnified parties for, the reasonable fees and expenses of such legal counsel.  The Borrower shall not be responsible under this Section 16 for the fees and costs of more than one law firm in any one jurisdiction for the Borrower and the indemnified parties with respect to any one Proceeding or set of related Proceedings, unless any indemnified party shall have reasonably concluded that there are legal defenses available to it that are different from or additional to those available to the Borrower or there are other circumstances that in the reasonable judgment of the indemnified parties make separate counsel advisable.  If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower shall make the maximum contribution to the payment in satisfaction of such obligations that is permissible under applicable law.  The covenants contained in this Section 16 shall survive payment or satisfaction in full of all other Obligations and the termination of the Commitments and the Loan Documents.

17.           SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations, and warranties made herein, in any Notes, in any of the other Loan Documents, or in any documents or other papers delivered by or on behalf of any Loan Party or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of the Loans, as herein contemplated, and all covenants and agreements shall continue in full force and effect so long as any amount due under this Credit Agreement or any Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement.  All statements contained in any certificate or other paper delivered to any Bank or the Administrative Agent at any time by or on behalf of any Loan Party or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Loan Party or such Subsidiary hereunder.

18.           ASSIGNMENT AND PARTICIPATION.

18.1         Assignments and Participations.  (a)  Successors and Assigns Generally.  The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 18.1(b), (ii) by way of participation in accordance with the provisions of Section 18.1(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 18.5, or (iv) to an SPC in accordance with the provisions of Section 18.6 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 18.1 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)           Assignments by Banks.  Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

(i)            except in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Loans at the time owing to it, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Bank subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $10,000,000 or in integral multiples of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned;

(iii)          any assignment must be approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (each such consent not to be unreasonably withheld or delayed, it being understood that the Borrower’s consent is not unreasonably withheld if such assignment would result in a reduction of or a withdrawal of the then current ratings of commercial paper notes of the Borrower);

(iv)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that (A) no such fee shall be payable in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank and (B) in the case of contemporaneous assignments by a Bank to one or more Funds managed by the same investment advisor (which Funds are not then Banks hereunder), only a single such $3,500 fee shall be payable for all such contemporaneous assignments;

(v)            the Eligible Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent such information regarding its Domestic Lending Office and LIBOR Lending Offices as the Administrative Agent may request; and

(vi)           no assignee of a Bank shall be entitled to the benefits of Sections 4.6, 4.9 or 4.11 in relation to circumstances applicable to such assignee immediately following the assignment to it which at such time (if a payment were then due to the assignee on its behalf from the Borrower) would give rise to any greater financial burden on the Borrower under Section 4.6, 4.9 or 4.11 than those which it would have been under the absence of such assignment.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 18.1, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Credit Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank’s rights and obligations under this Credit Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.6, 4.9, 4.11, 15 and 16 and bound by the provisions of Section 20 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Any assignment or transfer by a Bank of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 18.1(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Banks and the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Bank may request and receive from the Administrative Agent a copy of the Register.

(d)           Participations.  Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or any Loan Party or any of its Affiliates or Subsidiaries) (each, following any such sale, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank’s obligations under this Credit Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Credit Agreement.  Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 26 that directly affects such Participant.  Subject to subsection (e) of this Section 18.1, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.6, 4.9 and 4.11 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 18.1(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12 as though it were a Bank, provided such Participant agrees to be subject to Section 12 as though it were a Bank.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 4.6, 4.9 or 4.11 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 4.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.11 as though it were a Bank.

(f)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

18.2           New Notes.  Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with any Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank).  Within five (5) Business Days after receipt of such notice, if requested by the Eligible Assignee, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, at the request of the Administrative Agent or the assigning Bank, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be cancelled and returned to the Borrower.

18.3           Disclosure.  Any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder subject to Section 20.

18.4           Assignee or Participant Affiliated with any Loan Party.  If any assignee Bank is an Affiliate of any Loan Party, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 11, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank’s interest in any of the Loans.  If any Bank sells a participating interest in any of the Loans to a participant, and such participant is a Loan Party or an Affiliate of a Loan Party, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation.  A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 11 to the extent that such participation is beneficially owned by a Loan Party or any Affiliate of a Loan Party, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

18.5           Miscellaneous Assignment Provisions.  Any assigning Bank shall retain its rights to be indemnified pursuant to Sections 4.6, 4.9, 15, and 16 with respect to any claims or actions arising prior to the date of the assignment.  If any assignee Bank is a Foreign Bank, it shall, prior to the date on which it becomes a Bank hereunder, deliver to the Borrower and the Administrative Agent the documents required to be delivered pursuant to Section 4.11.  Anything contained in this Section 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341.  No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

18.6           SPC Provision.  Notwithstanding anything to the contrary contained herein, any Bank (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Credit Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Bank would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Bank of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof; provided, with respect to such agreement by the Borrower, that the related Granting Lender shall not be in breach of its obligations to make Loans to the Borrower hereunder.  Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Administrative Agent and each Bank against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Administrative Agent or such Bank, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without the payment of a registration fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.  This Section may not be amended, waived or otherwise modified without the written consent of each Granting Lender all or any part of whose Loans are being funded by a SPC at the time of such amendment, waiver or other modification.

19.             NOTICES, ETC.

19.1           Notices.

.  (a)  Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or any Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy or telefax and confirmed by delivery via courier or postal service or (subject to Section 19.2) via electronic mail at the address specified below or on Schedule 1, addressed as follows:

(i)             if to the Borrower or the US Guarantor, at 1345 Avenue of the Americas, New York, New York 10105 (Telecopy Number (212) 823-3250), Attention:  Treasurer; with a copy sent via the same means to General Counsel of the US Guarantor at 1345 Avenue of the Americas, New York, New York 10105 (Telecopy Number (212) 969-1334), or at such other address for notice as any of such Persons shall last have furnished in writing to the Person giving the notice;

(ii)            if to Citibank, whether individually or as Administrative Agent, at its address set forth on Schedule 1 hereto or such other address for notice as Citibank shall last have furnished in writing to the Person giving the notice;

(iii)           if to any Bank, at such Bank’s address set forth on Schedule 1 hereto or in the Assignment and Acceptance pursuant to which it became a party hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or telecopy to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such telecopy, or when delivery (if other than by telecopy) is duly attempted and refused, (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof and (iii) if delivered by electronic mail (which form of delivery is subject to Section 19.2), when delivered.

(b)           So long as Citibank or any of its Affiliates is the Administrative Agent, materials required to be delivered pursuant to Section 6.4(a), (b), (c) and (d) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Banks by e-mail at oploanswebadmin@citigroup.com.  The Borrower agrees that the Administrative Agent may make such materials (collectively, the "Communications") available to the Banks by posting such notices on Intralinks or a substantially similar electronic system (the "Platform").  The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c)           Each Bank agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Bank for purposes of this Credit Agreement; provided that if requested by any Bank the Administrative Agent shall deliver a copy of the Communications to such Bank by email or telecopier.  Each Bank agrees (i) to notify the Administrative Agent in writing of such Bank's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank becomes a party to this Credit Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Bank) and (ii) that any Notice may be sent to such e-mail address.

19.2           Electronic Notices.  Electronic mail and internet and intranet websites may be used only to the extent permitted by Section 6.4(f) and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose under this Credit Agreement or any other Loan Document.

20.            CONFIDENTIALITY.

Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives who need to know such Information to permit such Bank to evaluate, administer or enforce this Credit Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any rating agency, or (iii) the CUSIP Service Bureau or any similar organization, (g) with the consent of any Loan Party or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 20 or (y) becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party, subject, in the case of any disclosure in accordance with clause (c) of this sentence and to the extent legal and practicable, to giving the US Loan Parties notice prior to such disclosure.

For purposes of this Section 20, “Information” means all information received from any US Loan Party or any of its Subsidiaries relating to such US Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by such US Loan Party, whether or not the information is marked as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to any other third party information subject to a confidentiality agreement substantially similar to this Section 20.

21.           GOVERNING LAW.

THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.  EACH OF THE ADMINISTRATIVE AGENT THE BANKS, AND EACH US LOAN PARTY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH US LOAN PARTY BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19.  EACH OF THE ADMINISTRATIVE AGENT, THE BANKS, AND EACH US LOAN PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

22.           HEADINGS.

The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

23.           COUNTERPARTS.

This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Any signatures delivered after the Closing Date by a party by facsimile transmission shall be deemed an original signature hereto.

24.           ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

25.           WAIVER OF JURY TRIAL.

EACH OF THE ADMINISTRATIVE AGENT, THE BANKS, AND EACH US LOAN PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES, OR ANY OF THE OTHER LOAN DOCUMENTS, AND RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EXCEPT AS PROHIBITED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE BANKS AND EACH US LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26.           CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Credit Agreement, any term of this Credit Agreement, the other Loan Documents, or any other instrument related hereto or mentioned herein may be amended with, but only with, the written consent of the affected Loan Party and the Majority Banks.  Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, any acceleration of amounts owing under the Loan Documents may be rescinded, and the performance or observance by any Loan Party of any terms of this Credit Agreement, the other Loan Documents, or any other instrument related hereto or mentioned herein or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Loans (other than interest accruing pursuant to Section 4.10 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Loans, the definition of Maturity Date, the extension of any scheduled date of payment of any principal, interest or fees hereunder or any mandatory payment of principal under Section 3.2.1, the pro rata sharing provisions of Section 13.3.1 and the amount of commitment fees hereunder may not be changed and the Outstanding principal amount of the Loans, or any portion thereof, may not be forgiven without the written consent of the Borrower and the written consent of Banks holding one hundred percent (100%) of the Outstanding principal amount of the Loans (or, if no Loans are Outstanding, Commitments representing one hundred percent (100%) of the Total Commitment); neither this Section 26 nor the definition of Majority Banks may be amended without the written consent of all of the Banks; the amount of the Administrative Agent’s fee and Section 13 may not be amended without the written consent of the Administrative Agent; and the amount of the Commitment of any Bank may not be increased without the consent of such Bank.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.  Neither the Administrative Agent nor any Bank has any fiduciary relationship with or fiduciary duty to any Loan Party arising out of or in connection with this Credit Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

27.           NO WAIVER; CUMULATIVE REMEDIES.

No failure by any Bank or the Administrative Agent or any Loan Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

28.           SEVERABILITY.

The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

29.           USA PATRIOT Act Notice.

Each Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of each such Loan Party and other information that will allow such Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

BORROWER:	SANFORD C. BERNSTEIN & CO., LLC

By: /s/ James A. Gingrich
Title: Chairman of the Board and
Chief Executive Officer

By: /s/ John J. Onofrio, Jr.
Title: Vice President and Treasurer

US GUARANTOR:	ALLIANCEBERNSTEIN L.P.

By: /s/ John J. Onofrio, Jr.
Title: Vice President and Treasurer

GENERAL PARTNER (solely for purposes of making the representation set forth in Sections 5.1.1, 5.1.2, 5.1.3, 5.2, 5.9 and 5.17):	ALLIANCEBERNSTEIN CORPORATION
By: /s/ John J. Onofrio, Jr.
Title: Vice President and Treasurer

Signature Page - 1

ADMINISTRATIVE AGENT:	CITIBANK, N.A., as Administrative
AND BANKS	Agent and a Bank

By: /s/ Shannon Sweeney
Title: Vice President

Signature Page - 2

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By: /s/ William J. Wilson
Title: Senior Vice President

Signature Page - 3

JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Dwight Seagren
Title: Vice President

Signature Page - 4

BANK OF AMERICA, N.A., as a Bank

By: /s/ William J. Coupe
Title: Senior Vice President

Signature Page - 5

SCHEDULE 1

BANKS AND COMMITMENTS

Banks and Addresses	Commitment	Commitment Percentage
Bank of America, N.A. Credit Address: Financial Institutions Group NY1-503-05-07 335 Madison Avenue New York, NY 10017 Attn: Sean Cassidy Ref: Sanford C. Bernstein & Co., LLC. Facsimile No.: (704) 602- 231 South LaSalle Street Electronic Mail: sean.w.cassidy@bankofamerica.com	$200,000,000	21.1%
Citibank, N.A. Operations Address: 2 Penn’s Way, Suite 200 New Castle, Delaware 19720 Attn: Facsimile No.: (212) 994-0847 Electronic Mail: Credit Address: 388 Greenwich Street New York, New York 10013 Attn: Facsimile No.: (212) 816- Electronic Mail:	$250,000,000	26.3%
JPMorgan Chase Bank, N.A. Operations Address: 1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Patricia Arredondo Facsimile No.: (713) 750-2223 Credit Address: 1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Marybeth Mullen Facsimile No.: (713) 750-2223 Electronic Mai: marybeth.mullen@jpmorgan.com	$250,000,000	26.3%

1

HSBC Bank USA, National Association Operations Address: 1 HSBC Center, 26th Floor Buffalo, NY 14203 Attn: Donna Riley Facsimile No.: 716) 841-0269 Electronic Mail: donna.l.riley@us.hsbc.com Credit Address: 452 Fifth Avenue New York, NY 10018 Attn: William Wilson Facsimile No.: (212) 525-2570 Electronic Mail: William.wilson@us.hsbc.com	$250,000,000	26.3%
TOTAL	$950,000,000	100%

SCHEDULE 2

BROKER-DEALER SUBSIDIARIES

1.	AllianceBernstein Investments, Inc.

2.	Sanford C. Bernstein & Co., LLC

3.	Sanford C. Bernstein Limited

1

SCHEDULE 5.2

GOVERNMENT APPROVALS

None

1

SCHEDULE 5.19

FUNDED DEBT ($000S)

31-Dec-07
Debt:
Commercial Paper Notes	$534,000
Total Debt	$534,000

1

SCHEDULE 7.3

PERMITTED LIENS

Jurisdiction	Secured Party	Filing Found	File No.	Date Filed	Collateral
New York Department of State	General Electric Capital Corporation	UCC-1	200505125421422	05-12-05	Leased Equipment
	General Electric Capital Corporation	UCC-1	200505135428581	05-13-05	Leased Equipment
	Chase Equipment Leasing, Inc. C/O The Chase Manhattan Bank	UCC-1	200604195371962	04-19-06	Leased Equipment
	J.P. Morgan Leasing Inc.	UCC-1	200604195373106	04-19-06	Leased Equipment
	Forsythe/McArthur Associates, Inc.	UCC-1	200612276245388	12-27-06	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	200701085028158	01-08-07	Leased Equipment
Secretary of State of the State of Delaware	GE Capital	UCC-1	30534811	03-05-03	Leased Equipment
	J.P. Morgan Leasing Inc.	UCC-1	31681900	07-02-03	Leased Equipment
	EMC Corporation	UCC-1	31682049	07-02-03	Amendment to File No. 31681900 filed 07-02-03
	J.P. Morgan Leasing Inc.	UCC-1	60726927	03-02-06	Amendment to File No. 31681900 filed 07-02-03
	J.P. Morgan Leasing Inc.	UCC-1	31682015	07-02-03	Leased Equipment
	J.P. Morgan Leasing Inc.	UCC-1	60726919	03-02-06	Amendment to File No. 31682015 filed 07-02-03
	J.P. Morgan Leasing Inc.	UCC-1	32714072	10-17-03	Leased Equipment
	J.P. Morgan Leasing Inc.	UCC-1	50278888	01-21-05	Amendment to File No. 32714072 filed 10-17-03
	EMC Corporation	UCC-1	61883768	06-05-2006	Amendment to File No. 32714072 filed 10-17-03
	EMC Corporation	UCC-1	61883974	06-05-2006	Amendment to File No. 32714072 filed 10-17-03
	J.P. Morgan Leasing Inc.	UCC-1	32714148	10-17-03	Leased Equipment

1

J.P. Morgan Leasing Inc.	UCC-1	50278896	01-21-05	Amendment to File No. 32714148 filed 10-17-03
J.P. Morgan Leasing Inc.	UCC-1	61868967	06-02-06	Amendment to File No. 32714148 filed 10-17-03
GE Capital	UCC-1	32809682	10-27-03	Leased Equipment
GE Capital	UCC-1	32810219	10-27-03	Leased Equipment
J.P. Morgan Leasing Inc.	UCC-1	42169631	07-28-04	Leased Equipment
GE Capital	UCC-1	42212530	08-06-04	Leased Equipment
J.P. Morgan Leasing Inc.	UCC-1	50888611	03-22-05	Leased Equipment
J.P. Morgan Leasing Inc.	UCC-1	50889205	03-22-05	Leased Equipment
Chase Equipment Leasing Inc.	UCC-1	53098184	10-06-05	Leased Equipment
Chase Equipment Leasing Inc.	UCC-1	61868678	06-02-06	Amendment to File No. 53098184 filed 10-06-05
Chase Equipment Leasing Inc.	UCC-1	53098200	10-06-05	Leased Equipment
General Electric Capital Corporation	UCC-1	60048124	12-30-05	Leased Equipment
Chase Equipment Leasing Inc.	UCC-1	61868736	06-02-06	Amendment to File No. 53098200 filed 10-06-05
CIT Financial USA, Inc.	UCC-1	60042291	01-05-06	Leased Equipment
CIT Financial USA, Inc.	UCC-1	61855865	06-01-06	Amendment to File No. 60042291 filed 01-05-06
CIT Financial USA, Inc.	UCC-1	60042317	01-05-06	Leased Equipment
CIT Financial USA, Inc.	UCC-1	61852789	06-01-06	Amendment to File No. 60042317 filed 01-05-06
CIT Financial USA, Inc.	UCC-1	60042374	01-05-06	Leased Equipment
CIT Financial USA, Inc.	UCC-1	61855717	06-01-06	Amendment to File No. 60042374 filed 01-05-06
CIT Financial USA, Inc.	UCC-1	60042416	01-05-06	Leased Equipment
CIT Financial USA, Inc.	UCC-1	61855626	06-01-06	Amendment to File No. 60042416 filed 01-05-06
CIT Financial USA, Inc.	UCC-1	60898023	03-16-06	Leased Equipment
CIT Financial USA, Inc.	UCC-1	61800838	05-26-06	Amendment to File No. 60898023 filed 03-16-06

	CIT Financial USA, Inc.	UCC-1	60898072	03-16-06	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	61800879	05-26-06	Amendment to File No. 60898072 filed 03-16-06
	Chase Equipment Leasing, Inc.	UCC-1	61309681	04-19-06	Leased Equipment
	J.P. Morgan Leasing Inc.	UCC-1	61313741	04-19-06	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	62450740	07-17-06	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	62450880	07-17-06	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	62451136	07-17-06	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 1749729	05-09-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 1750438	05-09-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 1751493	05-09-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2674660	07-16-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2674785	07-16-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2674850	07-16-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2674868	07-16-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2761368	07-23-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2761426	07-23-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 2761491	07-23-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 4288162	11-09-07	Leased Equipment
	CIT Financial USA, Inc.	UCC-1	2007 4288287	11-09-07	Leased Equipment
United Kingdom, Companies House	Tomen Corporation	395		01-10-92	Rent Deposit Deed
	Land Securities PLC	395		02-02-95	Rent Deposit Deed

SCHEDULE 7.4

CERTAIN INVESTMENTS

None

1

Exhibit A to the
Credit Agreement

FORM OF NOTE

__________, 20__

FOR VALUE RECEIVED, the undersigned SANFORD C. BERNSTEIN & CO., LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of __________ (the “Bank”) at the Administrative Agent’s Head Office as such term is defined in the Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented and in effect from time to time, the “Credit Agreement”), among the Borrower, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks listed on Schedule 1 thereto:

(a)           the principal amount of __________ AND NO/100 DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of the Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement; and

(b)           interest from the date hereof on the principal balance from time to time outstanding through and including the respective maturity dates of the Loans evidenced hereby at the times and rates specified in, and in all cases in accordance with the terms of, the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement.  The Bank is entitled to the benefit of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and the Bank may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.  All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan, or at the time of receipt of any payment of principal on this Note, an appropriate notation on the appropriate grid attached to this Note, or the making of such Loan or receipt of such payment.  The outstanding amount of the Loans set forth on the grids attached to this Note, or the continuation of such grids, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation, or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

1

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY AND WITHIN SUCH STATE.  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 OF THE CREDIT AGREEMENT.  THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the day and year first above written.

SANFORD C. BERNSTEIN & CO., LLC

By:
Name:
Title:

3

GRID FOR LOANS

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made by:
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________
___/___/__	$___________	$___________	$___________	____________

4

Exhibit B to the
Credit Agreement

SANFORD C. BERNSTEIN & CO., LLC

__________ __, 20__

Citibank, N.A.
Two Penns Way
New Castle, DE  19720

Attention:  Bank Loan Syndications

Re:           Revolving Credit Loan Request under the Revolving Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited liability company, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.8.1 of the Credit Agreement, we hereby request that a Revolving Credit Loan consisting of [**a Federal Funds Rate Loan in the principal amount of $__________, and/or an Alternate Base Rate Loan in the principal amount of $__________, and/or a LIBOR Loan in the principal amount of $__________ with an Interest Period of __________**] be made on __________ __, 20___.  We understand that this request is irrevocable and binding on us and obligates us to accept the requested Revolving Credit Loan on such date.

We hereby certify that (a) the aggregate outstanding principal amount of the Loans on today’s date is $__________, (b) the aggregate principal amount of the Loans to be outstanding on the Drawdown Date for the Revolving Credit Loan requested hereby (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $__________, (c) we will use the proceeds of the requested Revolving Credit Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Revolving Credit Loan requested hereby set forth in Section 10 of the Credit Agreement have been duly satisfied or waived.

1

Very truly yours,

SANFORD C. BERNSTEIN & CO., LLC

By:

Name:

Title:

Exhibit C to the
Credit Agreement

SANFORD C. BERNSTEIN & CO., LLC

__________ __, 20__

Citibank, N.A.
Two Penns Way
New Castle, DE  19720

Attention:  Bank Loan Syndications

Re:	Confirmation of Revolving Credit Loan Request under the Revolving
Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited liability company, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have, for purposes of this letter, the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.8.1 of the Credit Agreement, we hereby confirm that a telephonic request for a Revolving Credit Loan consisting of [**a Federal Funds Rate Loan in the principal amount of $__________, and/or an Alternate Base Rate Loan in the principal amount of $__________, and/or a LIBOR Loan in the principal amount of $__________ with an Interest Period of __________**] to be made on __________ __, 20__ was made by us on __________ __, 20__.  We understand that this request was irrevocable and binding on us and obligated us to accept the requested Revolving Credit Loan on such date.

We hereby certify that (a) the aggregate outstanding principal amount of the Loans on the date of the request was $__________, (b) the aggregate principal amount of the Loans to be outstanding on the Drawdown Date for the Revolving Credit Loan requested as described above (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $__________, (c) we will use the proceeds of the requested Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Revolving Credit Loan requested as described above that are set forth in Section 10 of the Credit Agreement have been duly satisfied or waived.

1

Very truly yours,

SANFORD C. BERNSTEIN & CO., LLC

By:

Name:

Title:

2

Exhibit D to the
Credit Agreement

SANFORD C. BERNSTEIN & CO., LLC

__________ __, 20__

Citibank, N.A.
Two Penns Way
New Castle, DE  19720

Attention:  Bank Loan Syndications

Re:	Conversion Request under the Revolving Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited liability company, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.9.4 of the Credit Agreement, we hereby request that the Loan consisting of [**a Federal Funds Rate Loan in the principal amount of $__________, and/or an Alternate Base Rate Loan in the principal amount of $____________, and/or a LIBOR Loan in the principal amount of $__________, with an Interest Period of __________ ending on __________ __, 20__ **] currently in effect be converted to [**a Federal Funds Rate Loan in principal amount of $__________, an Alternate Base Rate Loan in the principal amount of $__________, or a LIBOR Loan in the principal amount of $__________ with an Interest Period of __________ **] on __________ __,20__.  We understand that this request is irrevocable and binding on us.

We hereby certify that (a) the aggregate outstanding principal amount of the Loans on today’s date is $__________, (b) upon giving effect to the request set forth in this letter (and any other outstanding conversion requests under the Credit Agreement) there will be outstanding LIBOR Loans having __________ different Interest Periods, (c) if this letter requests conversion of a Federal Funds Rate Loan or an Alternate Base Rate Loan to a LIBOR Loan or continuation of a LIBOR Loan as such, that no Default or Event of Default has occurred and is continuing and (d) the requests set forth in this letter are made in accordance with the terms and conditions of the Credit Agreement.

1

Very truly yours,

SANFORD C. BERNSTEIN & CO., LLC

By:

Name:

Title:

2

Exhibit E to the
Credit Agreement

SANFORD C. BERNSTEIN & CO., LLC

__________ __, 20__

Citibank, N.A.
Two Penns Way
New Castle, DE  19720

Attention:  Bank Loan Syndications

Re:	Confirmation of Conversion Request under the
Revolving Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited partnership, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.9.4 of the Credit Agreement, we hereby confirm our telephonic request that the Loan consisting of [**a Federal Funds Rate Loan in the principal amount of $__________, and/or Alternate Base Rate Loan in the principal amount of $__________, and/or a LIBOR Loan in the principal amount of $__________ with an Interest Period of __________ ending on __________ __, 20__**] in effect at the time of such request be converted to [**a Federal Funds Rate Loan in principal amount of $__________, an Alternate Base Rate Loan in the principal amount of $__________, or a LIBOR Loan in the principal amount of $__________, with an Interest Period of __________**] on __________ __, 20__.  We understand that this request was irrevocable and binding on us.

We hereby certify that (a) the aggregate outstanding principal amount of the Loans on today’s date is $__________, (b) upon giving effect to the request confirmed in this letter (and any other outstanding conversion requests under the Credit Agreement) there will be outstanding LIBOR Loans having __________ different Interest Periods, (c) if this letter confirms a request for conversion of a Federal Funds Rate to a LIBOR Loan or continuation of a LIBOR Loan as such, that no Default or Event of Default has occurred and is continuing and (d) the requests confirmed in this letter were made in accordance with the terms and conditions of the Credit Agreement.

1

Very truly yours,

SANFORD C. BERNSTEIN & CO., LLC

By:

Name:

Title:

2

Exhibit F to the
Credit Agreement

SANFORD C. BERNSTEIN & CO., LLC

__________ __, 20__

Citibank, N.A.
Two Penns Way
New Castle, DE  19720
Attention:  Bank Loan Syndications

Bank of America, N.A.
Financial Institutions Group
NY1-503-05-07
335 Madison Avenue
New York, NY 10017
Attn:  Sean Cassidy

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX  77002
Attn:  Patricia Arredondo

HSBC Bank USA, National Association
1 HSBC Center, 26th Floor
Buffalo, NY  14203
Attn:  Donna Riley

Re:           Swing Loan Request under the Revolving Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited liability company, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.8.2 of the Credit Agreement, we hereby request that a Swing Loan in the principal amount of $__________ be made on __________ __, 20__.  We understand that this request is irrevocable and binding on us and obligates us to accept the requested Swing Loan on such date.

1

We hereby certify that (a) the aggregate outstanding principal amount of the Loans on today’s date is $__________, (b) the aggregate principal amount of the Loans to be outstanding on the Drawdown Date for the Swing Loan requested hereby (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $__________, (c) we will use the proceeds of the requested Swing Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Swing Loan requested hereby set forth in Section 10 of the Credit Agreement have been duly satisfied or waived.

Very truly yours,

SANFORD C. BERNSTEIN & CO., LLC

By:

Name:

Title:

Exhibit G to the
Credit Agreement

SANFORD C. BERNSTEIN & CO., LLC

__________ __, 20__

Citibank, N.A.
Two Penns Way
New Castle, DE  19720
Attention:  Bank Loan Syndications

Bank of America, N.A.
Financial Institutions Group
NY1-503-05-07
335 Madison Avenue
New York, NY 10017
Attn:  Sean Cassidy

JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX  77002
Attn:  Patricia Arredondo

HSBC Bank USA, National Association
1 HSBC Center, 26th Floor
Buffalo, NY  14203
Attn:  Donna Riley

Re:	Confirmation of Swing Loan Request under the Revolving
Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (as modified, amended, restated or supplemented, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC., a Delaware limited liability company, AllianceBernstein L.P., a Delaware limited partnership, Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have, for purposes of this letter, the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.8.2 of the Credit Agreement, we hereby confirm that a telephonic request for a Swing Loan in the principal amount of $__________ to be made on __________ __, 20__ was made by us on __________ __, 20__.  We understand that this request was irrevocable and binding on us and obligated us to accept the requested Swing Loan on such date.

We hereby certify that (a) the aggregate outstanding principal amount of the Loans on the date of the request was $__________, (b) the aggregate principal amount of the Loans to be outstanding on the Drawdown Date for the Swing Loan requested as described above (assuming disbursement of such Loan and all other Loans requested under outstanding Loan Requests) will be $__________, (c) we will use the proceeds of the requested Loan in accordance with the provisions of the Credit Agreement, (d) no Default or Event of Default has occurred and is continuing and (e) all conditions precedent to the Loan requested as described above that are set forth in Section 10 of the Credit Agreement have been duly satisfied or waived.

1

Very truly yours,

SANFORD C. BERNSTEIN & CO., LLC

By:

Name:

Title:

Exhibit H to
Credit Agreement

[ALLIANCEBERNSTEIN L.P. LETTERHEAD]

Citibank, N.A.
Two Penns Way
New Castle, DE  19720

Attention:  Bank Loan Syndications

Each of the Banks as defined in the
Credit Agreement referred to below

Attention: ___________________________

Re:	Compliance Certificate under Revolving Credit Agreement dated as of January 25, 2008

Ladies and Gentlemen:

Please refer to that certain Revolving Credit Agreement dated as of January 25, 2008 (the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited liability company, AllianceBernstein L.P., a Delaware limited partnership (the “US Guarantor”), Citibank, N.A., individually and as administrative agent, and the Banks referred to therein.  Capitalized terms defined in the Credit Agreement and used in this letter without definition shall have for purposes of this letter the meanings assigned to them in the Credit Agreement.

This is a certificate delivered pursuant to Section 6.4(c) of the Credit Agreement with respect to compliance with the financial covenants as set forth in Section 8 of the Credit Agreement.  This certificate has been duly executed by the principal financial officer, treasurer or general counsel of the US Guarantor.

1.           No Default.  To the best of the knowledge and belief of the undersigned, no Default or Event of Default has occurred and is continuing under the Credit Agreement.  Attached hereto as Appendix I are all relevant calculations setting forth the US Guarantor’s compliance with Section 8 of the Credit Agreement as at the end of or, if required, during the [**annual or quarterly**] period covered by the financial statements delivered herewith, together with the reconciliations to reflect changes, if any, in GAAP since December 31, 2006.

2.           Financial Statements.  The US Guarantor is delivering to the Administrative Agent the financial statements required pursuant to Section 6.4 of the Credit Agreement.  [Also delivered herewith is a reconciliation of the covenant calculations and the financial statements of the US Guarantor to the extent they differ as the result of changes in GAAP since December 31, 2006.]

1

IN WITNESS WHEREOF, the undersigned has signed this certificate on this ___ day of __________, 20__.

ALLIANCEBERNSTEIN L.P.

By:

Name:

Title:

APPENDIX I.

Compliance Calculations

A.		Consolidated Leverage Ratio.

	1.		Consolidated Adjusted Funded Debt =		$______________

	2.		Consolidated Adjusted Cash Flow = the sum of:

(a)

EBITDA:

			(i) Consolidated Net Income (or Loss)	$______________

(ii) to the extent deducted in determining Consolidated Net Income (or Loss):

			(w) income taxes	$______________

			(x) interest (whether paid or accrued, but without duplication of interest accrued for previous periods)	$______________

			(y) depreciation	$______________

			(z) amortization	$______________

			EBITDA = clause A(2)(a)(i) plus clauses A(2)(a)(ii)(w), (x), (y) and (z)	$______________

		(b)	non-cash charges (other than for depreciation and amortization) to the extent deducted in computing Consolidated Net Income (or Loss)	$______________

			Consolidated Adjusted Cash Flow = clauses A(2)(a) plus clause A(2)(b)		$______________

	3.		Consolidated Leverage Ratio = ratio of clause A(1) to clause A(2):		______ to 1.00

Covenant: Consolidated Leverage Ratio not to exceed 3.00 to 1.00

Compliance:			yes/no

B.			Minimum Consolidated Net Worth.

		1.	Consolidated Total Assets:		$______________

1

2.	(i)	Consolidated Total Liabilities	$______________

(ii)
to the extent otherwise includible in the computations of Consolidated Net Worth, any subscriptions receivable with respect to Equity Securities of the US Guarantor or its Subsidiaries (with such adjustments as may be appropriate so as not to double count intercompany items)
$______________

	(iii)	Clause B(2)(i) less clause B(2)(ii)		$______________

Consolidated Net Worth = Clause B(1) less clause B(2)(iii)				$______________

Covenant: Consolidated Net Worth not to be less than $1,300,000,000

Compliance yes/no

Exhibit I to
Credit Agreement

FORM OF OPINION

(See attached)

Exhibit J to
Credit Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of __________ __, 20__

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________

3.	Borrower:	Sanford C. Bernstein & Co., LLC

4.	Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

5.             Credit Agreement:            The Credit Agreement, dated as of January 25, 2008 among Sanford C. Bernstein & Co., LLC, AllianceBernstein L.P., the Banks parties thereto, and Citibank, N.A., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders[1]	Amount of Commitment/Loans Assigned[1]	Percentage Assigned of Commitment/Loans[2]
$________________________	$______________________	_______________________

[7.            Trade Date: __________________]3

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

__________________________
1 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

3 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to and Accepted

CITIBANK, N.A., as Administrative Agent

By:
Title:

Consented to:[4]

SANFORD C. BERNSTEIN & CO., LLC

By:
Title:

 __________________________
4 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.	Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a foreign lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.              Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.              General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in acceptance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

EXHIBIT K - FORM OF
SUPPLEMENT

SUPPLEMENT

Dated __________ __, 20___

Reference is made to that certain Revolving Credit Agreement dated as of January 25, 2008 (as amended or modified from time to time, the “Credit Agreement”) among Sanford C. Bernstein & Co., LLC, a Delaware limited liability company (the “Borrower”), AllianceBernstein L.P., a Delaware limited partnership, the Banks parties thereto (the “Banks”), and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).  Unless otherwise defined herein, capitalized terms used in this Supplement have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 2.5(b) of the Credit Agreement, the Borrower has requested an increase in the Total Commitment from $__________ to $__________.  Such increase in the Total Commitment is to become effective on the date (the “Effective Date”) which is the later of (i) __________ __, 20___ and (ii) the date on which the conditions set forth in Section 2.5(b) in respect of such increase have been satisfied.  In connection with such requested increase in the Total Commitment, the Borrower, the Administrative Agent and __________ (the “Accepting Bank”) hereby agree as follows:

1.           Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Bank and shall have all of the rights and obligations of a Bank thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $__________ to the] amount set forth opposite the Accepting Bank’s name on the signature page hereof.

[2.           The Accepting Bank hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire an interest thereunder and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of its interest thereunder, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement and to purchase an interest under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) attaches any U.S. Internal Revenue Service forms required under Section 4.11 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.]5

[3.]           The Borrower hereby represents and warrants that as of the date hereof and as of the Effective Date: (a) all representations and warranties of the Borrower contained in Section 5 of the Credit Agreement (other than the Borrower’s representation and warranty set forth in Section 5.5) shall be true and correct in all material respects as though made on such date; and (b) no event shall have occurred and then be continuing which constitutes a Default.

[4.]  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[5.]  This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SANFORD C. BERNSTEIN & CO., LLC,
as Borrower

By:
Name:
Title:

Acknowledged and Accepted:

CITIBANK, N.A.,
as Administrative Agent

By:
Title:

COMMITMENT	ACCEPTING BANK

$	[BANK]

By:
Title:

__________________________
5  To be included only in a Supplement for a new Bank.